- - --------------------------------------------------------------------------------
- - --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant  /X/

Filed by a party other than the registrant  / /

Check the appropriate box:
/X/  Preliminary proxy statement
/ /  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                        THE REYNOLDS & REYNOLDS COMPANY
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                        THE REYNOLDS & REYNOLDS COMPANY
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of filing fee (Check the appropriate box):
/X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
     (4) Proposed maximum aggregate value of transaction:

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1) Amount previously paid:
     (2) Form, schedule or registration statement no.:
     (3) Filing party:
     (4) Date filed:

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
                      THE REYNOLDS AND REYNOLDS COMPANY
                           115 SOUTH LUDLOW STREET
                             DAYTON, OHIO  45402

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD FEBRUARY 9, 1995


To the Shareholders of
THE REYNOLDS AND REYNOLDS COMPANY

    The Annual Meeting of the Shareholders ("Meeting") of The Reynolds and Reynolds Company, an Ohio corporation, will be held in the Frederick C. Smith Auditorium located in the David H. Ponitz Sinclair Center, Building 12, on the Sinclair Community College campus, 444 West Third Street, Dayton, Ohio 45402, on Thursday, February 9, 1995, at 11:00 a.m., Eastern Standard Time.

    The items of business are:

    1.   A proposal to elect three (3) Directors;

    2. A proposal to amend and restate the Amended Articles of Incorporation to increase the number of authorized Class A Common Shares;

    3. A proposal to adopt the Stock Option Plan -- 1995 for key employees and nonemployee directors of the Company; and

    4. A proposal to appoint Deloitte & Touche as independent auditors for the Company; and

such other matters as may properly be brought before the Meeting or any adjournment(s) thereof.

    Shareholders of record at the close of business on December 16, 1994 are entitled to vote at the Meeting or any adjournment(s) thereof.

    Your attention is called to the accompanying Proxy Card and Proxy Statement.

    A copy of the Company's Annual Report for its fiscal year ended September 30, 1994, is enclosed. It is not deemed to be part of the official Proxy soliciting material. If any Shareholder fails to receive a copy of the Annual Report, one may be obtained by writing to the Secretary of the Company.

BY ORDER OF THE BOARD OF DIRECTORS
Adam M. Lutynski, Secretary

Dayton, Ohio
January 5, 1995



***************************************************************************
*                                                                         *
*  ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON.          *
*  WHETHER OR NOT YOU EXPECT TO ATTEND, PLEASE DATE AND SIGN THE          *
*  ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE POSTAGE PREPAID        *
*  ENVELOPE PROVIDED.                                                     *
*                                                                         *
***************************************************************************

                                                        PROXY STATEMENT FOR
                                                  ANNUAL MEETING OF SHAREHOLDERS
                                                                OF
                                                 THE REYNOLDS AND REYNOLDS COMPANY
                                                     115 South Ludlow Street
                                                        Dayton, Ohio  45402

                                                   TO BE HELD FEBRUARY 9, 1995

THIS PROXY STATEMENT IS ARRANGED IN THE FOLLOWING ORDER:
                                                                                                           PAGE
                                                                                                           ----
GENERAL INFORMATION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
DESCRIPTION OF CAPITAL STOCK  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
VOTING SECURITIES OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . .  4
ELECTION OF DIRECTORS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  (PROPOSAL I)  5
         BOARD COMMITTEES, MEETINGS, COMPENSATION AND INDEMNIFICATION OF DIRECTORS  . . . . . . . . . . . .  7
EXECUTIVE COMPENSATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
         SUMMARY COMPENSATION TABLE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
         OPTION/SAR GRANTS IN LAST FISCAL YEAR  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE   . . . . . . .   12
         LONG-TERM INCENTIVE PLAN -- AWARDS IN LAST FISCAL YEAR   . . . . . . . . . . . . . . . . . . . .   12
         PENSION PLAN TABLE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         EMPLOYMENT AGREEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         PERFORMANCE GRAPH  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION   . . .   17
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
INCREASE IN AUTHORIZED CLASS A COMMON SHARES  . . . . . . . . . . . . . . . . . . . . . . .  (PROPOSAL II)  20
ADOPTION OF THE STOCK OPTION PLAN -- 1995   . . . . . . . . . . . . . . . . . . . . . . . . (PROPOSAL III)  21
APPOINTMENT OF INDEPENDENT AUDITORS   . . . . . . . . . . . . . . . . . . . . . . . . . . .  (PROPOSAL IV)  26
SHAREHOLDER PROPOSALS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
OTHER MATTERS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26

EXHIBIT A - AMENDED ARTICLES OF INCORPORATION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A1
EXHIBIT B - STOCK OPTION PLAN -- 1995   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   B1

                              GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation of proxies by The Reynolds and Reynolds Company ("Company") for its Annual Meeting of Shareholders ("Meeting"), February 9, 1995. This solicitation is being made by mail. The Company may use its officers and other employees to solicit proxies from Shareholders, personally or by telephone, facsimile or letter. The costs of this solicitation will be borne by the Company. If the Company requests nominees and brokers to solicit their principals and customers for their proxies, the Company will reimburse such nominees and brokers for their reasonable out-of-pocket expenses.

         All shares represented by valid proxies received from this solicitation, and not revoked, will be voted at the Meeting. If Shareholder directions appear on the Proxy Card, such shares will be voted according to those directions. Unless contrary directions are given, all shares will be voted in favor of the proposals and for the nominees for Director described in the accompanying Notice of Meeting and this Proxy Statement and, in the discretion of the Appointed Proxies, upon such other matters as may properly come before the Meeting. Any proxy may be revoked by the Shareholder at any time before the vote, by giving written notice to the Company at its address provided on page 1 of this Proxy Statement or at the Meeting before any vote is taken.

         Under Section 1701.55 of the Ohio Revised Code, a Shareholder may exercise cumulative voting rights in the election of Directors by giving written notice of that desire to the President, a Vice President or the Secretary of the Company not fewer than 48 hours before the scheduled start of the Meeting. If an announcement of the giving of such notice is made at the start of the Meeting by the Chairman or Secretary, or by or on behalf of the Shareholder giving such notice, each Shareholder shall have the right to cumulate his or her votes in voting for Directors. In voting cumulatively, a Shareholder may give one candidate that number of votes determined by multiplying the number of his or her shares by the number of Directors to be elected or may distribute that number of votes among two or more candidates as he or she sees fit. If cumulative voting is elected and no further instructions are given, the Appointed Proxies shall, at their discretion, distribute the votes they cast among the nominees.

         The Board of Directors has fixed the close of business on December 16, 1994, as the Record Date for the determination of the Shareholders entitled to receive notice of, and to vote at, the Meeting or at any adjournment(s) thereof despite any subsequent transfers of shares. The stock transfer books of the Company will not be closed.

                          DESCRIPTION OF CAPITAL STOCK

         The Company has two classes of authorized capital shares outstanding:
Class A Common Shares with a par value of $.625 ("Class A Shares") and Class B Common Shares with a par value of $.03125 ("Class B Shares"). There are 60,000,000 Class A Shares authorized, of which 41,452,637 were issued and outstanding on December 1, 1994, and 30,000,000 Class B Shares authorized, of which 10,000,000 were issued and outstanding on that date. In addition, the Company has authorized 60,000,000 Preferred Shares ("Preferred Shares") with no par value. As of December 1, 1994 no Preferred Shares were issued and outstanding.

         Each holder of Class A Shares and Class B Shares is entitled to one vote per share held of record. All shares vote as a single class except that, as required by Ohio law, Shareholders vote separately by classes in the case of certain proposed amendments to the Amended Articles of Incorporation (the "Articles") and certain other specified transactions. Proposal II will not require separate voting by class.

         All properly cast votes, in person or by proxy, by Shareholders of record at the close of business on December 16, 1994 will be counted for purposes of the proposals to be voted on at the Meeting. Abstentions and broker non-votes will not be counted, and therefore will have no impact in the context of the plurality vote for Directors or the vote for proposal III or for auditors. Because the vote to amend the Amended Articles of Incorporation requires a specific percentage of issued and outstanding shares, such abstentions and broker non-votes will consequently be the equivalent of "no" votes in that context.

         No dividend may be declared or paid on either class unless a dividend shall be simultaneously declared and paid on both classes. Any dividend declared and paid on Class A Shares shall be in a per share amount of 20 times the dividend simultaneously declared and paid on the Class B Shares. In the event of the liquidation of the Company, any distribution made with respect to the Class A Shares shall be in a per share amount of 20 times the distribution made with respect to each Class B Share. Neither class of shares has any preemptive rights.

         Each Class B Share may at any time, at the option of the holder thereof, be converted into 1/20th of a Class A Share. Class B Shares surrendered for conversion are cancelled and may not be reissued. All outstanding Class B Shares are subject to an agreement under which they may not, unless previously converted into Class A Shares, be transferred to anyone except the wife, children and grandchildren (including any trust of which they are the beneficiaries) of Richard H. Grant, Jr., Chairman of the Company's Steering Committee.

                                                   VOTING SECURITIES OF CERTAIN
                                                 BENEFICIAL OWNERS AND MANAGEMENT
=====================================================================================================================
                                             CLASS A                 CLASS B                TOTAL VOTING
                                              SHARES         %        SHARES        %          SHARES         %
- - ---------------------------------------------------------------------------------------------------------------------
 Number of shares outstanding on
 December 1, 1994, except as noted
 below were:                               41,452,637(1)   100.0     10,000,000    100.0    51,452,637(1)    100.0

 The following are the only persons
 known by the Company to own
 beneficially more than 5% of either
 class of voting security on December
 1, 1994:

 RICHARD H. GRANT, III                        81,476(2)      0.2     10,000,000    100.0    10,081,476(2)     19.6
 Director and Private Investor
 800 Germantown Street
 Dayton, Ohio  45407

 FMR CORP.                                 2,681,900(3)      6.5                             2,681,900(3)      5.2
 82 Devonshire Street
 Boston, Massachusetts 02109

 IDS FINANCIAL CORPORATION                 2,521,000(4)      6.1                             2,521,000(4)      4.9
 IDS Tower 10
 Minneapolis, Minnesota 55440


 On December 1, 1994, the shares
 beneficially owned by all executive
 officers and Directors as a group (13
 persons) were:                            1,734,053(5)      4.2     10,000,000    100.0    11,734,053(5)     22.7

=====================================================================================================================

(1)      Does not include 4,774,451 Class A Shares held in treasury.
                                                                         (Footnotes continued on following page)

(2) Richard H. Grant, III has sole voting and sole investment power with regard to 38,776 Class A Shares held in his own name. The total includes 42,700 Class A Shares as to which Mr. Grant holds options exercisable within 60 days. The amount excludes 5,540 Class A Shares held by Mrs. Grant as to which Mr. Grant disclaims beneficial ownership. This amount does not include 500,000 Class A Shares into which his 10,000,000 Class B Shares are convertible at a 20-to-1 ratio.

(3) As of December 1, 1994, FMR Corp. has sole dispositive power for 2,611,300 shares held by two affiliates: Fidelity Management and Research Company and Fidelity Management Trust Company. It also has sole voting power for 7,700 of those shares. Another affiliate, Fidelity International Limited, has sole voting and dispositive power for 70,600 shares.

(4) As of December 5, 1994, IDS Financial Corporation (IDS) and its affiliates share dispositive power over 2,521,000 shares, and IDS and an affiliate share voting power for 691,000 shares.

(5) Includes 219,967 Class A Shares as to which such persons may exercise options within the next 60 days.




                                   PROPOSAL I
                             ELECTION OF DIRECTORS

         The Board of Directors of the Company proposes that three Directors be elected for a three-year term expiring in 1998.

         There are currently eleven Directors; three whose terms expire in 1995, four whose terms expire in 1996, and four whose terms expire in 1997. The Board has recommended and nominated JOSEPH N. BAUSMAN, RICHARD H. GRANT, JR. AND WILLIAM H. SEALL.

         The enclosed Proxy will be voted FOR electing the three nominees unless a specification is made to withhold such vote. Since the number of Directors has previously been fixed at eleven, the election of three Directors for new terms shall, in accordance with the Company's Consolidated Code of Regulations, be decided by plurality vote.

         If any nominee shall cease to be a candidate for election for any reason, the Proxy will be voted for a substitute nominee designated by the Board of Directors and for the other nominees. The Board of Directors currently has no reason to believe that any nominee will not remain a candidate for election as a Director or will be unwilling to serve as a Director if elected.

         Following is certain information about each nominee-incumbent and those Directors whose terms of office will continue after the Meeting.

                                    NOMINEES FOR TERMS EXPIRING IN 1998

                                                                       SERVED AS
                                PRINCIPAL OCCUPATION AND FIVE YEAR     DIRECTOR
 NAME                   AGE     EMPLOYMENT HISTORY                     SINCE         CLASS A(1)    CLASS B(1)
- - ---------------------------------------------------------------------------------------------------------------
 Joseph N. Bausman       51     President, Computer Systems              1989          87,777(2)       ___
                                Division.

 Richard H. Grant,       81     Chairman of the Steering Committee.      1939       1,061,202(3)       ___
 Jr.
 William H. Seall        51     Partner, Dinsmore & Shohl law firm       1977             800(4)       ___
                                since January 1993; prior thereto
                                President and Chief Operating
                                Officer of Brunner Companies,
                                diversified holdings.


                                   DIRECTORS WHOSE TERMS EXPIRE IN 1997

                                                                      SERVED AS
                                PRINCIPAL OCCUPATION AND FIVE YEAR    DIRECTOR
 NAME                   AGE     EMPLOYMENT HISTORY                    SINCE         CLASS A(1)    CLASS B(1)
- - ---------------------------------------------------------------------------------------------------------------
 Dale L. Medford         44     Vice President, Corporate Finance        1991        100,144(5)       ___
                                and Chief Financial Officer.

 Robert C. Nevin         54     President, Business Forms                1985        106,444(6)       ___
                                Division.

 Gayle B. Price, Jr.     64     Chairman and Chief Executive             1976           4,800         ___
                                Officer, Price Brothers Company,
                                manufacturer of concrete
                                construction materials.

 Kenneth W. Thiele        78    Private Investor.                        1975           4,000         ___



                                               DIRECTORS WHOSE TERMS EXPIRE IN 1996

                                                                       SERVED AS
                              PRINCIPAL OCCUPATION AND FIVE YEAR       DIRECTOR
 NAME                  AGE    EMPLOYMENT HISTORY                       SINCE         CLASS A(1)    CLASS B(1)
- - ---------------------------------------------------------------------------------------------------------------
 Dr. David E. Fry       51    President and Chief Executive              1987            400           ___
                              Officer, Northwood University.

 Richard H. Grant,      55    Private Investor since October 1,          1960         81,476(7)    10,000,000
 III                          1994 when he retired after thirty-six
                              years of service with the Company,
                              most recently as Senior Vice
                              President, International, Computer
                              Systems Division.

 David R. Holmes        54    Chairman of the Board, President and       1987        263,535(8)        ___
                              Chief Executive Officer since August
                              1990; President and Chief Executive
                              Officer since January 1989.

 Martin D. Walker        62   Chairman and Chief Executive Officer       1991            4,000         ___
                              of M. A. Hanna Company, an
                              international specialty chemicals
                              company.(9)


                                                                   (Footnotes on following page)


(1)      Shares owned beneficially on December 1, 1994.

         All shares are held with sole voting and sole investment power unless otherwise indicated. The individual holdings of each Director equal less than 1% of the issued and outstanding Class A or Class B Shares, except for Richard H. Grant, Jr. and Richard H. Grant, III whose holdings are specifically described in Footnotes 3 and 7 below and, in the case of Richard H. Grant, III, the table under VOTING SECURITIES OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT on page 4.

         Richard H. Grant, III is the son of Richard H. Grant, Jr., and they may be deemed to be "control persons" with respect to the Company; however, each disclaims any beneficial ownership of the Class A Shares or Class B Shares held by the other.

(2) Mr. Bausman has sole voting and sole investment power with regard to 56,121 Class A Shares held in his own name. The total includes 31,656 Class A Shares as to which Mr. Bausman holds options exercisable within 60 days.

(3) Richard H. Grant, Jr. has sole voting and sole investment power with regard to 4,076 Class A Shares held in his own name. He also has sole voting and sole investment power with regard to 1,057,126 Class A Shares held in a trust for his benefit. This amount excludes 25,176 Class A Shares held by Mrs. Grant as to which Mr. Grant disclaims beneficial ownership.

(4) Mr. Seall has shared voting and shared investment power with regard to 800 Class A Shares held jointly with his spouse.

(5) Mr. Medford has sole voting and sole investment power with regard to 40,366 shares held in his own name, and shared voting and shared investment power with regard to 19,800 shares held jointly with his spouse. The total includes 39,978 Class A Shares as to which Mr. Medford holds options exercisable within 60 days.

(6) Mr. Nevin has sole voting and sole investment power with regard to 49,860 Class A Shares held in his own name, 2,050 Class A Shares in the name of his daughter, and 2,050 Class A Shares held in the name of his son. The total includes 52,484 Class A Shares as to which Mr. Nevin holds options exercisable within 60 days.

(7) See Note 2 to the table under VOTING SECURITIES OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT on page 5.

(8) Mr. Holmes has sole voting and sole investment power with regard to 246,716 Class A Shares. The total includes 5,000 Class A Shares as to which Mr. Holmes holds options exercisable within 60 days. The total also includes 4,773 Class A Shares, 3,523 Class A Shares and 3,523 Class A Shares held in the names of his three sons. This amount excludes 2,000 Class A Shares held by Mrs. Holmes as to which Mr. Holmes disclaims beneficial ownership.

(9) Mr. Walker also serves as a director of Textron, Inc., Comerica Inc. and Mariner Group, Inc.


                    BOARD COMMITTEES, MEETINGS, COMPENSATION
                        AND INDEMNIFICATION OF DIRECTORS

         The Board of Directors has established an Audit Committee, a Compensation Committee, an Investment Committee and a Finance Committee.


         The Audit Committee (Messrs. Price (Chairman), Fry, Seall and Walker) meets with the Company's independent public accountants, internal auditors, Chief Executive Officer and financial management executives. This Committee also reviews the scope and results of audits, as well as recommendations made by the Company's independent accountants, auditors and executives with respect to internal and external accounting controls and specific accounting and financial reporting issues. During the last fiscal year, this Committee met four times.

         The Compensation Committee (Messrs. Fry (Chairman), Price, Seall and Walker) formulates and oversees the Company's various upper management incentive compensation programs, reviews for budget purposes, specific recommendations on general compensation levels for upper management, establishes compensation for key executive officers and supervises the Company's stock option plans. During the last fiscal year, this Committee met three times.

         The Investment Committee (Messrs. Grant, Jr. (Chairman), Holmes, Medford and Thiele) makes investment decisions for the Company's retirement plans trust fund. During the last fiscal year, this Committee met eight times.

         The Finance Committee (Messrs. Grant, Jr. (Chairman), Holmes and Medford) oversees contributions to the Company's retirement plans trust fund, reviews Company debt limits and cash position and recommends stock repurchases and public stock offerings. During the last fiscal year, this Committee met once.

         The Company does not have a standing nominating committee or other similar committee.

         During the fiscal year ended September 30, 1994, the Board of Directors met four times. During the fiscal year, all Directors attended 75% or more of the aggregate number of meetings of the Board of Directors and meetings of committees of which they were members.

         Nonemployee Directors receive an annual fee of $22,500 plus $1,000 for each Board of Directors Meeting attended. Nonemployee Directors who serve on a committee receive an additional $500 for each committee meeting attended. Committee Chairmen receive an additional $1,500 per year. No Director who is an employee of the Company receives any compensation for services as a Director or committee member.

         The Company has entered into agreements (the "Indemnification Agreements") with each Director of the Company providing for contractual protection of certain rights of indemnification from the Company.

         The Indemnification Agreements provide for indemnification of Directors to the fullest extent permitted by law. They cover any and all fees, expenses, judgments, fines, penalties and amounts paid in settlement incurred in connection with the fact that such Director is or was a Director, officer, employee, agent or fiduciary of the Company or is or was serving at the request of the Company as the Company's representative with respect to another entity. Indemnification would not be available, however, if it is determined that such indemnification is not permitted under applicable law and such determination is not successfully challenged before a court. A Director would also not be entitled to indemnification in connection with a proceeding initiated by such Director prior to a Change in Control (as defined in the Indemnification Agreements) unless such proceeding was authorized or consented to by the Company's Board of Directors.

         The Indemnification Agreements provide for the prompt advancement of all expenses incurred in connection with any proceeding and obligate the Director to reimburse the Company for all amounts so advanced if it is subsequently determined, as provided in the Indemnification Agreements, that the Director is not entitled to indemnification.

         If it is determined that the Director would not be permitted to be indemnified under applicable law (and, therefore, is not entitled to indemnification under the Indemnification Agreements), the Indemnification Agreements provide that the Director may disagree with such determination and seek a judicial resolution of that right to indemnification. The Indemnification Agreements provide that, subject to applicable law, the Director challenging such determination is entitled to indemnification for, and advancement of, all fees and expenses incurred in any proceeding seeking a determination of eligibility for indemnification under the Indemnification Agreements, the Company's Amended Articles of Incorporation, the Company's Code of Regulations or any Director's liability insurance policy.


***************************************************************************
*                                                                         *
*  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTING JOSEPH N.      *
*  BAUSMAN, RICHARD H. GRANT, JR.  AND WILLIAM H. SEALL EACH FOR A TERM   *
*  OF THREE (3) YEARS.                                                    *
*                                                                         *
***************************************************************************



                             EXECUTIVE COMPENSATION

         The following tables and narrative text discuss the compensation paid to the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers during the fiscal year ended September 30, 1994 and the two prior fiscal years.

                                                    SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                             ANNUAL COMPENSATION             COMPENSATION
                                             -------------------         --------------------
                                                                    OPTIONS            LTIP         ALL OTHER
NAME AND                                     SALARY       BONUS     AWARDS            PAYOUTS      COMPENSATION
PRINCIPAL POSITION              YEAR         ($)          ($)         (#)               ($)            ($)(1)
- - ------------------              ----      ---------    ---------  -----------        --------     ---------------
DAVID R. HOLMES
Chairman of the Board,          1994        439,250      351,400      312,160         409,229          24,394
President and Chief             1993        423,375      329,428       60,000         276,588          22,393
Executive Officer               1992        404,625      250,862       85,600         173,180          19,737

JOSEPH N. BAUSMAN               1994        269,750      215,800      172,520         201,050          16,914
President, Computer             1993        260,250      205,350       20,000         136,015          15,102
Systems Division                1992        249,000      176,788       32,800          85,258          13,548

ROBERT C. NEVIN                 1994        269,750      194,980      172,520         201,050          28,401
President, Business             1993        260,250      179,396       20,000         136,015          22,699
Forms Division                  1992        249,000      143,284       32,800          85,258          20,093

DALE L. MEDFORD
Vice President                  1994        205,250      153,938      114,120         133,856          11,915
Corporate Finance and           1993        198,000      144,164       12,400          90,547           9,580
Chief Financial Officer         1992        189,000      107,727       20,400          56,625           9,210

ADAM M. LUTYNSKI                1994        162,250      121,688       76,720          90,697           9,344
General Counsel                 1993        154,750      112,674        9,200          60,659           7,080
and Secretary                   1992        145,500       82,933       15,600          37,365           7,097


                                                   (Footnotes on following page)

(1)     The 1994 amounts disclosed in this column include:

                                                                            Above Market
                                       Defined       Imputed Interest       Interest on         Total
                                     Contribution     on Split Dollar         Deferred          Other
           Name                         Plans        Life Insurance(1)     Compensation(2)   Compensation
           ---------------------------------------------------------------------------------------------------------------------
          David R. Holmes               2,598            13,787                 8,009           24,394
          Joseph N. Bausman             3,090             8,925                 4,899           16,914
          Robert C. Nevin               2,931            11,624                13,846           28,401
          Dale L. Medford               3,496             4,993                 3,426           11,915
          Adam M. Lutynski              3,022             6,322                   --             9,344

        (1) The life insurance component is provided on a split dollar basis with each participant paying the term equivalent premium and the Company paying the remainder of the premium. At termination of the policy, all premium payments made by the Company are reimbursed. Interest was imputed on the amount receivable from the participant at the Company's short-term investment rate.

        (2) The named executives (except Lutynski) entered into Deferred Compensation Agreements with the Company whereby income was deferred for four years in order to provide individual retirement benefits at age 65 of up to $100,000 per year for a fixed term of 15 years. The deferrals were completed as of September 30, 1989. Benefits payable are reduced for early retirement and lump sum distributions are available at the participant's discretion. The amounts presented represent the above market interest earned on the funds deferred and were calculated assuming a 15 year payment stream at age 65.




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

                                               OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                        INDIVIDUAL GRANTS(1)
                    ---------------------------------------------------------
                                                                                 POTENTIAL REALIZABLE
                                                                               VALUE AT ASSUMED ANNUAL
                                                                                 RATES OF STOCK PRICE
                                     % OF TOTAL                                    APPRECIATION FOR
                                   OPTIONS GRANTED                                   OPTION TERM
                    NUMBER OF     TO EMPLOYEES IN    EXERCISE OR               ----------------------
                    OPTIONS          FISCAL YEAR      BASE PRICE  EXPIRATION
NAME                GRANTED             (%)           ($/SHARE)      DATE          5%($)      10%($)
- - ----                ----------    ----------------   ----------   ----------    ----------  ----------
David R. Holmes     32,160(2)        1.1755          20.000(2)     10/01/03       404,505     1,025,095
                    40,000(3)        1.4621          22.050(3)     10/01/03       421,116     1,192,994
                    40,000(3)        1.4621          23.155(3)     10/01/03       376,916     1,148,794
                    40,000(3)        1.4621          24.315(3)     10/01/03       330,516     1,102,394
                    40,000(3)        1.4621          25.530(3)     10/01/03       281,916     1,053,794
                    40,000(3)        1.4621          26.805(3)     10/01/03       230,916     1,002,794
                    40,000(3)        1.4621          28.145(3)     10/01/03       177,316       949,194
                    40,000(3)        1.4621          29.550(3)     10/01/03       121,116       892,994

Joseph N. Bausman   14,880(2)         .5439          20.000(2)     10/01/03       187,159       474,298
                    22,520(3)         .8232          22.050(3)     10/01/03       237,088       671,656
                    22,520(3)         .8232          23.155(3)     10/01/03       212,204       646,771
                    22,520(3)         .8232          24.315(3)     10/01/03       186,080       620,648
                    22,520(3)         .8232          25.530(3)     10/01/03       158,719       593,286
                    22,520(3)         .8232          26.805(3)     10/01/03       130,006       564,573
                    22,520(3)         .8232          28.145(3)     10/01/03        99,829       534,396
                    22,520(3)         .8232          29.550(3)     10/01/03        68,188       502,756

Robert C. Nevin     14,880(2)         .5439          20.000(2)     10/01/03       187,159       474,298
                    22,520(3)         .8232          22.050(3)     10/01/03       237,088       671,656
                    22,520(3)         .8232          23.155(3)     10/01/03       212,204       646,771
                    22,520(3)         .8232          24.315(3)     10/01/03       186,080       620,648
                    22,520(3)         .8232          25.530(3)     10/01/03       158,719       593,286
                    22,520(3)         .8232          26.805(3)     10/01/03       130,006       564,573
                    22,520(3)         .8232          28.145(3)     10/01/03        99,829       534,396
                    22,520(3)         .8232          29.550(3)     10/01/03        68,188       502,756

Dale L. Medford      9,120(2)         .3333          20.000(2)     10/01/03       114,710       290,699
                    15,000(3)         .5483          22.050(3)     10/01/03       157,918       447,373
                    15,000(3)         .5483          23.155(3)     10/01/03       141,343       430,798
                    15,000(3)         .5483          24.315(3)     10/01/03       123,943       413,398
                    15,000(3)         .5483          25.530(3)     10/01/03       105,718       395,173
                    15,000(3)         .5483          26.805(3)     10/01/03        86,593       376,048
                    15,000(3)         .5483          28.145(3)     10/01/03        66,494       355,948
                    15,000(3)         .5483          29.550(3)     10/01/03        45,418       334,873

Adam M. Lutynski     6,720(2)         .2456          20.000(2)     10/01/03        84,523       214,199
                    10,000(3)         .3655          22.050(3)     10/01/03       105,279       298,248
                    10,000(3)         .3655          23.155(3)     10/01/03        94,229       287,198
                    10,000(3)         .3655          24.315(3)     10/01/03        82,629       275,598
                    10,000(3)         .3655          25.530(3)     10/01/03        70,479       263,448
                    10,000(3)         .3655          26.805(3)     10/01/03        57,729       250,698
                    10,000(3)         .3655          28.145(3)     10/01/03        44,329       237,298
                    10,000(3)         .3655          29.550(3)     10/01/03        30,279       223,248

(1)     No Stock Appreciation Rights (SARs) were awarded in the 1994 fiscal year.

(2)     Grants were made on October 1, 1993 with the exercise price equal to the fair market value ($20.00) on that date.  Options vest 25% annually beginning October 1, 1994.

(3)     Seven Vision 2000 grants were made on October 1, 1993 with all exercise prices in excess of the fair market value on that date.  Vision 2000 options vest 100% October 1, 1998.  (See Vision 2000 Stock Option Grant on page 19.)

                                          AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                                 AND FISCAL YEAR-END OPTION VALUES
                                                                                                  VALUE OF
                                                                      NUMBER OF                 UNEXERCISED
                                                                     UNEXERCISED                IN-THE-MONEY
                                SHARES                                OPTIONS AT                 OPTIONS AT
                              ACQUIRED                                  FY-END                     FY-END
                                 ON              REALIZED            EXERCISABLE/               EXERCISABLE/
                              EXERCISE             VALUE             UNEXERCISABLE              UNEXERCISABLE
    NAME                        (#)                 ($)                  (#)                         ($)
    ----                      ---------          ---------         -------------------      -----------------------
    David R. Holmes            52,220           609,725          6,616 / 312,160            93,038 / 380,000
    Joseph N. Bausman          46,132           877,936         27,936 / 172,520           471,026 / 197,810
    Robert C. Nevin            40,988           707,426         54,524 / 172,520           921,977 / 197,810
    Dale L. Medford            16,502           288,087         37,698 / 114,120           645,410 / 127,800
    Adam M. Lutynski             --                --            9,336 /  76,720           131,895 /  88,400



                                                LONG-TERM INCENTIVE PLAN -- AWARDS
                                                        IN LAST FISCAL YEAR
                                                                        ESTIMATED FUTURE PAYOUTS UNDER
                                                                         NON-STOCK PRICE-BASED PLANS
                                                                -----------------------------------------
                                            PERFORMANCE OR
                               OTHER         OTHER PERIOD       THRESHOLD     TARGET         MAXIMUM
    NAME                       RIGHTS        UNTIL PAYOUT          ($)         ($)             ($)
    ----                       ------       --------------      ----------  ---------       ----------
    David R. Holmes             (1)              (1)               0          219,625          439,250
    Joseph N. Bausman           (1)              (1)               0          107,900          215,800
    Robert C. Nevin             (1)              (1)               0          107,900          215,800
    Dale L. Medford             (1)              (1)               0           71,838          143,675
    Adam M. Lutynski            (1)              (1)               0           48,675           97,350

    (1) Participants in the Intermediate Plan, which is considered a long-term incentive plan, are determined strictly by grade level within the Company. No formal awards are made and there are no vested rights. Annual amounts are paid to participants with the amount of the award dependent upon the Company's three year average return on equity. The periods considered in the calculation are the most recent fiscal year and the preceding two years. The Threshold and Maximum measurements are the same as those used to determine annual bonuses. The potential annual payout amounts reported here were calculated using fiscal year 1994 salaries. The payout for fiscal year 1994 is included in the LTIP Payout column of the Summary Compensation Table.

                                                      PENSION PLAN TABLE (1)
                                          YEARS OF SERVICE (2)
                        ------------------------------------------------------------------------------

   REMUNERATION            10               15               20               25               30
   ------------         ----------      -----------       ----------       ----------       ----------
     $  300,000           $ 45,000         $ 67,500         $ 90,000         $112,500         $135,000
        400,000             60,000           90,000          120,000          150,000          180,000
        500,000             75,000          112,500          150,000          187,500          225,000
        600,000             90,000          135,000          180,000          225,000          270,000
        700,000            105,000          157,500          210,000          262,500          315,000
        800,000            120,000          180,000          240,000          300,000          360,000
        900,000            135,000          202,500          270,000          337,500          405,000
      1,000,000            150,000          225,000          300,000          375,000          450,000
      1,100,000            165,000          247,500          330,000          412,500          495,000
      1,200,000            180,000          270,000          360,000          450,000          540,000
      1,300,000            195,000          292,500          390,000          487,500          585,000
      1,400,000            210,000          315,000          420,000          525,000          630,000
      1,500,000            225,000          337,500          450,000          562,500          675,000

(1) This table sets forth the annual retirement benefits payable under the Company's qualified pension plan and the Supplemental Retirement Plan (non-qualified) upon retirement at age 65 based on an employee's final average annual compensation. Compensation as defined in the Plans includes Salary, Bonus and Long-Term Incentive Plan payments. The qualified pension benefits are reduced by 1.67% of monthly primary Social Security benefits multiplied by years of credited service up to a maximum of 30 years. The Supplemental Plan provides benefits to participants who would lose benefits because of legislative limits imposed on qualified plans or because of their participation in the Company's Non-Qualified Deferred Compensation Plan. Additional benefits provided under the Supplemental Plan for participants with employment contracts are not included in the table but are discussed below with employment contracts. Participation in the Supplemental Plan requires approval by the Board. Optional payment forms of actuarial equivalence are also available.

(2) Respective years of service as of September 30, 1994, for the persons named in the Summary Compensation Table are: Mr. Holmes, 9; Mr. Bausman, 29; Mr. Nevin, 8; Mr. Medford, 20; and Mr. Lutynski, 12.

        In addition to the plans discussed above, the Company also provides compensation or death benefits generally payable over 10 years, beginning at the earlier of retirement or death of the employee. The compensation benefit is equal to either 100%, 150% or 200% of the current year's total cash compensation depending upon the respective officer's grade level. The Company generally insures against its obligations through the purchase of life insurance policies on the lives of such officers.


                             EMPLOYMENT AGREEMENTS


        Mr. Holmes has entered into an Employment Agreement with the Company under which he has agreed to remain employed by the Company as its President and Chief Executive Officer until September 30, 1995 at an annual base salary of $340,000 with increases as established from time to time by the Board of Directors, but which may not be reduced below $340,000 without his consent or resolution by arbitration. If Mr. Holmes elects early retirement upon reaching age 55, his annual retirement benefits (including those to which he may be entitled under the pension plan) shall be equal to 61% of his final average annual compensation. After age 55 his annual retirement benefits shall increase by one percent (1%) of final average compensation for each additional twelve month period of service after age 55, but prior to reaching age 65.

        Mr. Nevin and Mr. Bausman have also entered into Employment Agreements with the Company. Mr. Nevin's was renewed effective September 30, 1992 and, during fiscal 1994, Mr. Bausman's was extended for one year pending completion of a new contract. Messrs. Nevin and Bausman have agreed to remain employed by the Company until September 30, 1997, and May 31, 1995, respectively, at an annual base salary of $252,000 and $212,000, respectively, with such increases as are established from time to time by the Board of Directors, but which may not be reduced below those annual salaries without their respective consent or resolution by arbitration. Upon retirement after attaining age 65, Messrs. Nevin and Bausman shall be entitled to receive retirement benefits (including benefits to which they may be entitled under the pension plan) equal to 65% of final average annual compensation. If they elect early retirement after reaching age 55, but prior to reaching age 58, their respective annual retirement benefits (including benefits to which they may be entitled under the pension plan) shall equal 55% of final average annual compensation (reduced by 1/15 for each year of service, as defined in the Company's pension plan, less than 15). If they elect early retirement after reaching age 58 their respective annual retirement benefits shall equal 55% of final average annual compensation plus 1% for each additional twelve-month period of service after age 58, but prior to reaching age 65, with no reduction if their respective years of service are fewer than 15.

        The Employment Agreements of Messrs. Holmes, Nevin and Bausman also provide for certain disability and death benefits, including retirement benefits as described above upon permanent disability. In the event of death, the Employment Agreements also provide for continued medical coverage of the employee's spouse for a period expiring at the earlier of her death or 42 months after the employee's death. During the period of each Employment Agreement and for a period of two years after the termination thereof, or the cessation of payments thereunder (whichever is later), each of them shall not compete directly or indirectly with the Company.

        The foregoing Agreements also generally provide that if the employee is discharged by the Company prior to the expiration date of the Agreements other than for cause (as defined in the Agreements), or if the Company fails to renew the Agreements other than for cause, the employee shall be entitled to receive
(i) payments in an amount equal to the employee's Annual Compensation Value (as defined in the Agreements), reduced by 70% of compensation from subsequent employment (a) for a period expiring two years from the date of termination of employment with respect to discharge prior to the expiration date of the Agreements, or (b) for a period of one year from the expiration date of the Agreements in the case of non-renewal; (ii) credit for certain amounts of additional service under the Supplemental Plan; (iii) continuing coverage under Company-sponsored medical benefits programs for a period expiring on the earlier of the employee's securing other employment or two years from the date of termination of employment; (iv) reimbursement of up to $20,000 in out-placement fees; and (v) required payments under the employee's Deferred Compensation Agreement.

        These Employment Agreements also contain provisions which may require the Company to fund an escrow immediately in the event of a "change in control" (as defined in such Agreements) of the Company. Funding is required upon the occurrence of any "escrow funding event," as defined in such Agreements. The Company estimates that if Messrs. Holmes, Nevin and Bausman had been terminated on September 30, 1994 following a change in control of the Company, the total severance payments by the Company to the officers under their Agreements would have been $6,711,931.

        These Employment Agreements also provide that: (i) the employee will be entitled to receive the escrowed amount upon a Change in Control Termination that occurs within twenty-four months of a change in control; (ii) the employee will receive an additional twenty-four months of service credit under the Supplemental Plan following a Change in Control Termination; (iii) the payments to be made upon a Change in Control Termination include a payment equal to three times the employee's annual salary in effect at the date of termination or immediately prior to the change in control (whichever is higher) and his average bonus with respect to the three fiscal years preceding the year in which his termination of employment occurs; (iv) if the total amount of any payments payable to the employee upon the termination of the employee's employment or upon a change in control (whether or not pursuant to the severance provisions) would be subject to an excise tax as "parachute payments" pursuant to Sections 280G and 4999 of the Internal Revenue Code of 1986, the amount of the severance payments under the severance provisions will be reduced to avoid such excise tax, but only if the net effect of such reduction is to increase the net after tax income to the executive; and
(v) the amount paid into escrow shall be the amount described in clause (iii) as may be limited pursuant to clause (iv) and for periodic adjustment of such amount. The Employment Agreements of Messrs. Holmes and Nevin further provide that (i) if the employee voluntarily terminates employment or is discharged by the Company other than for "cause" (as defined therein) prior to attainment of age 55, he will be entitled to receive, commencing at age 55, a portion of his annual retirement benefits prorated to reflect his service with the Company; and (ii) upon a Change in Control Termination prior to the date he attains age 55, the employee will be entitled to receive, commencing at age 55, retirement benefits equal to 61% and 55% of his final average compensation, respectively. Mr. Bausman's Employment Agreement further provides that (i) if he voluntarily terminates his employment or is discharged by the Company prior to his attainment of age 55, he will be entitled to receive under the Supplemental Plan a portion of his age 55 benefit prorated to reflect his service with the Company after November 9, 1987 in excess of his vested Pension Plan benefit and the Officer's Life Insurance and Compensation Program benefits; and (ii) upon a Change in Control Termination prior to the date he attains age 55, he will be entitled to receive, commencing at age 55, retirement benefits equal to 55% of his Final Average Compensation.





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                                       15

                                                         PERFORMANCE GRAPH
                                                  FISCAL YEARS 1990 THROUGH 1994


                     Comparison of Five Year Cumulative Total Return Among The Reynolds and Reynolds Company,
                                           S&P 500 Index and a Composite of Two Indices
                                        1989            1990            1991            1992            1993            1994
        Reynolds                        100             52              108             188             342             443
        S&P 500                         100             91              119             132             149             155
        Composite Index                 100             70              93               95             118             140


   The graph compares the cumulative total shareholder return on a $100 investment in the Company's Class A common shares for the last five fiscal years with the cumulative total return on $100 invested in each of (i) the S&P 500 Index and (ii) a composite of two indices. The composite index is comprised of the S&P Computer Software and Services Index and a self-constructed business forms index and is adjusted each year to reflect the percent of the Company's business segments' revenues represented by each index. The Bridge Printing Index (used in last year's proxy) ceased publication. The Company selected the following business forms companies for its self-constructed replacement index: American Business Products, Inc., Duplex Products, Inc., Ennis Business Forms, Inc., Moore, Ltd., New England Business Services, Inc., Standard Register Company and Wallace Computer Services, Inc. The graph assumes all investments were made at market value on September 30, 1989 and the reinvestment of all dividends.

                      REPORT OF THE COMPENSATION COMMITTEE
              OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION


                                   Committee
                                   ---------

        The Compensation Committee of the Board of Directors consists entirely of nonemployee, independent Directors. The Committee reviews, recommends and approves changes to the Company's compensation policies and programs applicable to the Company's officers and senior personnel.


                    Deductibility of Executive Compensation
                    ---------------------------------------

        The Committee has been advised with respect to Internal Revenue Code
Section 162(m) ("New Tax Law") and related transitional rules concerning the non-deductibility of annual compensation in excess of $1 million if paid to any of the individuals listed in the Summary Compensation Table.

        Under the transitional rules, the Committee has been further advised that the New Tax Law did not apply to the Company during fiscal year 1994 (ended September 30, 1994).

        When the provisions of the New Tax Law do apply in fiscal year 1995 (beginning October 1, 1994), it is the Committee's current intention that executive compensation be deductible for purposes of federal income tax. To achieve that goal, the Committee will study all available alternatives under the New Tax Law and will present its decisions in this Report next year.


                       Compensation Policy and Objectives
                       ----------------------------------

        Our primary goal as members of the Compensation Committee is to assure that the compensation provided to executives is linked to the Company's business strategies and objectives, thereby aligning the financial interests of senior management with those of the shareholders. Beyond that, our priorities are to assure that the executive compensation programs enable the Company to attract, retain and motivate the high caliber executives required for the success of the business. These objectives are achieved through a variety of compensation programs, summarized below, which support both the current and long-term performance of the business.

Base Salary
- - -----------

        Base salaries for executive officers are determined by evaluating the responsibilities of the position and comparing it with other executive positions in the marketplace. From time to time the Company's compensation consultant surveys senior executive salaries from a representative sampling (approximately 20) of companies in the computer services and business forms industries. The Company's pay grade levels are then set at approximately the competitive mid-range. Each of the executive officers is assigned a pay grade based on that competitive marketplace data. Individual salaries may then vary somewhat below or above the mid-range, based upon the individual's performance and contribution to Company success, tenure on the job and internal equity. Annual salary adjustments are determined by individual performance within an officer salary increase budget approved by the Committee. Base salary levels for executive officers increased an average of 3.7% effective January 1, 1994.

Annual Incentives
- - -----------------

        Officers have an opportunity to earn annual bonuses ("Annual Plan") based on performance against financial targets established by the Committee. Since 1987, the Company has used corporate return on equity as its primary measure of corporate performance. At the divisional level, other measures of performance for the annual bonus include sales, operating income and return on net assets. In addition, the Committee approves adjustments to the bonus formula as may be necessary from time to time to insure against unmerited windfalls or penalties due to accounting changes or other non-operating factors. Over time, the Company has found that linking executive pay principally to corporate return on equity directly ties the executive's interests and rewards to those of the shareholder. Under the current structure of the Annual Plan, no bonus is paid until a threshold corporate return on equity of 8% is achieved; maximum payout requires a 20% return on equity. The annual bonus payout can range between 0% of annual salary to 60% of annual salary. For fiscal 1994, because the Company achieved a return on equity of 23.8%, the annual bonus payout for the executive officers ranged between 52.3% to 60.0% of annual salary.

        Another annual incentive plan is the Personal Performance Bonus. This plan is designed to reward all officers for the achievement of financial and non-financial goals which are agreed upon by the officer and the officer's superior. In the case of Mr. Holmes, his annual goals are agreed upon by this Committee in consultation with Mr. Holmes. Examples of financial goals have been return on equity, sales, return on net assets or operating income. Examples of non-financial goals have been market share growth, total quality measures, customer satisfaction and the strengthening of a key organizational process. With the exception of Mr. Holmes whose personal performance bonus is determined by the Compensation Committee during its year-end review, all other executive officers have their personal performance bonus determined by the respective individual to whom they report during individual year-end evaluations. Depending on an individual's performance against goals, this bonus can range between 0% to 20% of annual salary. For fiscal 1994 this personal performance bonus for the named executive officers ranged from 15% to 20% of annual salary.

Long-Term Incentives
- - --------------------

        Stock Options
        -------------

        To further align the interests of shareholders and management, the Company grants incentive stock options annually to approximately 250 employees. The number of shares awarded is driven by a pay grade level formula which is established and reviewed from time to time by the Compensation Committee. The Committee assigns a percentage to each pay grade level. That percentage is multiplied by the salary mid-point for that grade level and the result is divided by the fair market value of the Company's stock on October 1. For all officers during fiscal year 1994, the percentage of annual salary used in
determining stock option grants ranged from 40% to 125%.   The exercise price
is the fair market value of the stock on the date of the grant. The options, which have a ten year life, are not exercisable during the first year after the grant. Thereafter, on each of the first four anniversaries of the grant, twenty-five percent of the options become exercisable.

        Such stock options provide incentive for the creation of shareholder value, since the full benefit of the compensation package cannot be realized unless an appreciation in the price of the Company's common shares occurs over a specified number of years.

        Stock Ownership Guidelines
        --------------------------

        During fiscal year 1994, the Compensation Committee established suggested stock ownership guidelines for all officers of the Company. These guidelines specify an appropriate level of ownership of Company stock as a multiple of the officer's annual base salary. These multiples range from a high of 4.25 times annual salary (in the case of Mr. Holmes) to a low of 1.5
times annual salary.   The Committee thought it appropriate to permit the
officers to achieve these ownership guidelines over a ten year period in increments of 10% per year. To encourage the officers to make steady progress toward meeting the guidelines, the Committee determined that if an officer owns a quantity of shares sufficient to meet the ownership guidelines for that year the officer would be granted options on 20% more shares in addition to the officer's standard stock option grant for that year. If, for example, the standard stock option grant for that year were one hundred shares, the officer would receive options on twenty additional shares of stock for having met the guidelines for that year. As of September 1, 1994 stock ownership among the
forty-eight officers stood at approximately 750,000 shares.   The Committee
believes that these guidelines will have the positive effect of further aligning the interests of the officer group with those of all shareholders.

        Vision 2000 Stock Option Grant
        ------------------------------

        At the beginning of fiscal year 1994, Mr. Holmes presented to the Board a long-term growth plan - Vision 2000 - for the balance of the decade.
Vision 2000 is a strategic plan to produce a company with significantly
increased revenues, profits and shareholder value.    To assist in the
achievement of Vision 2000, the Committee made special, one-time grants of premium-priced, non-qualified stock options to all officers. On the date of these grants, October 1, 1993, the fair market value of the Company's stock was $20.00 per share. The exercise prices of the Vision 2000 grants range from a low of $22.05 to a high of $29.55 per share. (Both the fair market value and the exercise prices reflect the March 1994 stock split). Options are fully vested on October 1, 1998 and are exercisable at any time between October 1, 1998 and October 1, 2003. Depending on the officer's grade level, the option grants (adjusted for the March 1994 stock split) ranged from a high of 280,000 shares (for Mr Holmes) to a low of 22,820 shares. These option grants will provide rewards only if the price of the Company's stock achieves superior performance levels for the balance of the decade.

        Intermediate Incentive Compensation
        -----------------------------------

        Certain senior officers, including the five named executive officers, also participate in an Intermediate Incentive Compensation Plan. This plan, which is paid annually, is based on a three-year average return on equity, and is designed to focus and reward senior management on producing consistent longer-term financial results. For fiscal 1994 the payout from this plan for the named executive officers ranged from 55.9% to 93.2% of annual salary.

CEO Compensation
- - ----------------

        Mr. Holmes has served as Chairman, President and Chief Executive Officer since August 1990, and President and Chief Executive Officer since January 1989. The Performance Graph on page 16 illustrates the Company's accomplishments during this period. In fiscal 1994 the Company achieved record
revenues and earnings and achieved a 23.8% return on equity.   Shareholders
realized a 25% increase in share value during the year. Mr. Holmes' 1994 compensation of $1,224,273 (as shown in the Summary Compensation Table on page
9) included a market priced base salary of $439,250. He also participates in the Annual, Intermediate and Personal Performance Bonus programs described above and is subject to their standards, formulas and evaluation procedures. The Committee awarded a personal performance bonus of $87,850 to Mr. Holmes following its year-end evaluation. On October 1, 1993, in addition to the Vision 2000 option grant (described above), the Committee awarded Mr. Holmes an annual stock option grant for 32,160 Class A Shares which was based on the formula (explained above) applicable to his position.

Summary
- - -------

        The Committee believes that a high caliber, motivated management team is critical to sustained business success.

        As in prior years, in 1994 a significant portion (approximately 64%) of the total compensation potential for the named executive officers was "at risk" and payable based on individual and corporate performance-based variables that will motivate and focus management on those issues that drive the success of the Company. The Committee intends to continue its performance-based pay policy which links executive rewards to shareholder returns.

THE COMPENSATION COMMITTEE

Dr. David E. Fry, Chairman                              William H. Seall
Gayle B. Price, Jr.                                     Martin D. Walker


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The law firm of Dinsmore & Shohl provided certain professional services for the Company during fiscal year 1994. Mr. Seall, a Director of the Company, is a member of that firm.

         No Executive Officer or Director is or has been indebted to the Company during the last fiscal year in excess of $60,000.


                                  PROPOSAL II
                  INCREASE IN AUTHORIZED CLASS A COMMON SHARES


         The Board of Directors proposes that the Articles of Incorporation be amended and restated to increase the number of authorized Class A Shares from 60,000,000 to 120,000,000, an increase of 60,000,000. No request is being made to increase the number of authorized Class B Shares.

Background
- - ----------

         On February 17, 1994 the Board of Directors declared a two-for-one stock split which was paid to shareholders on March 15, 1994. Payment of that split required more than 23,000,000 Class A Shares and significantly reduced the number of those authorized shares available for general corporate purposes.

         As of December 1, 1994, there were 41,452,637 Class A Shares issued and outstanding. An additional 4,446,633 Class A Shares were reserved for issuance on the exercise of outstanding stock options and the conversion of the outstanding Class B Shares. As a result, there now remain only 14,100,730 Class A Shares available for future issuance for general corporate purposes.

Result of Approval
- - ------------------

         Approval of this proposal to increase by 60,000,000 the number of authorized Class A Shares will mean that 74,100,730 Class A Shares will be available for future issuance by the Board in the exercise of its sound discretion for general corporate purposes. Those purposes include, by way of example, stock splits or stock dividends, possible future acquisitions, the Stock Option Plan - 1995 (if approved by the shareholders) or, if deemed advisable, issuances and sales in order to raise additional corporate funds. The Company has no present plans for any such issuances to raise additional funds.

         The Board of Directors recommends 60,000,000 as the amount of the increase in the number of authorized Class A Shares to assist the Company's long-range planning and to avoid the necessity of returning to the shareholders each year or on a fairly regular basis for authorizations of additional shares.

         Except for an approximate $150,000 filing fee payable to the Ohio Secretary of State in connection with the increased number of authorized Class A Shares, the Company will incur no substantial expenses or costs related to this increase in its authorized Class A Shares. The Board of Directors does not intend to infringe upon or detract from the usual prerogatives of the Company's shareholders with respect to shareholder approval of future issuances of the additional shares, as set forth below.

         Except for the shares which will be reserved under the terms of the Stock Option Plan - 1995, there are no present plans, understandings or agreements with respect to the issuance of any additional Class A Shares for which authorization is being sought. However, the Company from time to time conducts preliminary investigations and discussions which might lead to the issuance of Class A Shares for the acquisition of other businesses. Management does not intend to seek any further shareholder approval prior to the issuance of any additional shares in future transactions unless such approval is required by law, by the Company's Amended Articles of Incorporation or Consolidated Code of Regulations, or by the rules of any stock exchange upon which the stock of the Company may be listed. A possible dilution in the equity ownership of the present shareholders may result if and when the additional shares are issued. The holders of Class A Shares have no preemptive rights.

         The proposed Amended Articles of Incorporation, which the shareholders are being requested to adopt at the Meeting, appear in their entirety as Exhibit A to the Proxy Statement. The affirmative vote of the holders of at least two-thirds of the total number of outstanding Class A Shares and Class B Shares, voting as one class, will be necessary for the approval of this proposal.



***************************************************************************
*                                                                         *
*  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR AMENDING AND RESTATING    *
*  THE AMENDED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF        *
*  AUTHORIZED CLASS A COMMON SHARES.                                      *
*                                                                         *
***************************************************************************






                                  PROPOSAL III
                     ADOPTION OF STOCK OPTION PLAN -- 1995

  During its entire thirty-three year history as a public corporation, the Company has used stock options to motivate and compensate its officers and other key employees. It believes that the present stock option plan is achieving its objectives of attracting competent employees, retaining outstanding executives and increasing share ownership by such executives. Because the Company's present stock option plan was not available to nonemployee Directors, the Board of Directors on November 15, 1994, adopted, subject to approval by the shareholders, The Reynolds and Reynolds Company Stock Option Plan -- 1995 (the "Plan"), which makes each Director of the Company who is not an employee of the Company ("Nonemployee Director") eligible to receive stock options. The portion of the Plan applicable to employees is, in all material respects, almost identical to the Company's present stock option plan. Other than the timing and amount of options granted, which are not discretionary, the terms of the portion of the Plan applicable to Nonemployee Directors are the same as those applicable to employees. If the Plan is approved by the shareholders, no additional grants will be made under the present stock option plan.

  Under the Plan, officers and key employees (generally, those at or above the director level) of the Company or any subsidiary are eligible to receive a grant of stock options for Class A Shares of the Company ("Employee Options") and Nonemployee Directors of the Company are eligible to receive a grant of stock options for Class A Shares ("Nonemployee Director Options"). A summary of the Plan follows and is qualified in its entirety by reference to the copy of the Plan attached to this Proxy Statement as Exhibit B.

Eligibility
- - -----------

  Any key employee of the Company or any subsidiary ranking at or above director level (presently 266 individuals) and such other employees, regardless of title or designation, as shall in the determination of the Board be responsible in the future for the duties presently being discharged by employees at or above the director level, shall be eligible to receive grants of Employee Options under the Plan. An eligible employee is not rendered ineligible by reason of service on the Board of Directors of the Company. Any Nonemployee Director of the Company shall be eligible to receive grants of Nonemployee Director Options under the Plan. At present, six Nonemployee Directors will be eligible to receive Nonemployee Director Options.

Principal Features of the Plan
- - ------------------------------

  The Employee Options Committee shall grant Employee Options. It shall have the authority and discretion to determine the number of Class A Shares covered by an individual Employee Option and the exercise price for those shares.
However: (i) no one may receive Employee Options under the Plan covering more than 15% of the total number of Class A Shares authorized for issuance under the Plan, and (ii) the exercise price may not be less than the par value of the shares on the date of the grant. The exercise price of Employee Options designated as incentive stock options ("ISO") must be not less than the Fair Market Value of a Class A Share on the date of grant. In its discretion, the Employee Options Committee may refrain from granting any Employee Options in a particular year or may grant Employee Options to some, but not all, eligible employees in a particular year. It is anticipated that Employee Option grants will take place annually. The term of each Employee Option exercise period is subject to the discretion of the Employee Options Committee, but shall not exceed ten years.

  In determining which of the eligible employees shall be granted Employee Options in a particular year, the number of Class A Shares to be covered by each Employee Option, the exercise price for the Employee Options granted and the term and exercise period for the Employee Options granted, the Employee Options Committee, consistent with the express provisions of the Plan, may take into account the nature of the services rendered by the respective eligible employees, their present and potential contributions and value to the Company's success and such other factors as the Employee Options Committee in its discretion shall deem relevant. A majority of the Employee Options Committee shall have the authority to make binding decisions.

  On October 1 of each Plan year there shall be an automatic grant of Nonemployee Director Options to each Nonemployee Director to purchase that number of Class A Shares which represent a Fair Market Value of $40,000. This dollar figure shall be adjusted annually beginning October 1, 1996 to reflect the year to year change in the Consumer Price Index. On each of the first four anniversaries of a grant, 25% of each Nonemployee Director Option grant shall vest in the recipient. The exercise period shall be ten years from the date of the grant.

  The number of Class A Shares that may be the subject of Employee Options and Nonemployee Director Options granted under the Plan is determined by a formula
which has two parts:   i) an initial reservation; and ii) annual reservations
during the ten year life of the Plan. The initial reservation is one million Class A Shares. The annual reservations shall be the lesser of two percent (2%) of the total issued and outstanding Class A Shares as of October 1 of each full or partial fiscal year during which the Plan is in effect beginning with October 1, 1995 or two percent (2%) of the total issued and outstanding Class A Shares as of October 1, 1994, which equals 834,151 shares. Class A Shares subject to the Plan may, at the discretion of the Board of Directors, be either authorized and unissued Class A Shares or Class A Shares acquired or to be acquired by and belonging to the Company as treasury shares. If an Employee Option or a Nonemployee Director Option is surrendered, forfeited or expires without being fully exercised, the unexercised Class A Shares are available for offering under future Employee Options or Nonemployee Director Options granted.

Option Rights
- - -------------

  Except for death or retirement, an employee must exercise an Employee Option while employed by the Company or within sixty (60) days of employment termination (other than a termination for cause). Nonemployee Directors may exercise Nonemployee Director Options while no longer serving on the Board, unless terminated for cause. In the case of death while employed or while serving as a Nonemployee Director, an optionee's estate or personal representative may exercise the respective Employee Option or Nonemployee Director Option within one year following the optionee's death or the remainder of the exercise period, whichever is less. In the case of employee retirement, the optionee may exercise Employee Options at any time before the expiration of the respective exercise period. The grant of an Employee Option or a Nonemployee Director Option does not confer any rights of a shareholder. Such rights (including the right to vote the Class A Shares and to receive dividends) come only after a stock certificate is issued following the exercise of an Employee Option or a Nonemployee Director Option.

Administration
- - --------------

  The Employee Options will be administered by the Employee Options Committee composed of at least three Nonemployee Directors. The Employee Options Committee is responsible for construing, interpreting and implementing the provisions of the portion of the Plan applicable to employees and making awards of Employee Options thereunder. The Nonemployee Director Options will be administered by the Nonemployee Director Options Committee composed of all Directors who are employees of the Company. The Nonemployee Director Options Committee is responsible for the interpretation and implementation of the portion of the Plan applicable to Nonemployee Directors.

Federal Income Tax Consequences
- - -------------------------------

  The following are the Federal income tax consequences generally arising with respect to options granted under the Plan. The grant of an option will create no tax consequences for an optionee or the Company. The optionee will have no taxable income upon exercising an ISO (except that the alternative minimum tax may apply) while the optionee is an employee of the Company or within three months after retirement (one year in the case of a disabled employee). After such time period, ISOs are treated as non-qualified options. The Company will receive no deduction when an ISO is exercised. Nonemployee Director Options will be treated as non-qualified options. Upon exercising a non-qualified option, the optionee must recognize ordinary income equal to the difference between the exercise price and the Fair Market Value of the stock on the date of exercise. The Company will be entitled to a deduction for the same amount. The treatment to an optionee of a disposition of Class A Shares acquired through the exercise of an option depends on how long the Class A Shares have been held and on whether such Class A Shares were acquired by exercising an ISO or by exercising a non-qualified option. Generally, there will be no tax consequence to the Company in connection with a disposition of Class A Shares acquired under an option except that the Company may be entitled to a deduction in the case of a disposition of Class A Shares acquired under an ISO before the applicable ISO holding periods have been satisfied. Different tax rules apply with respect to participants who are subject to Section 16 of the Securities Exchange Act of 1934, as amended.

General
- - -------

  The closing price of the Company's Class A Shares on the New York Stock Exchange on December 1, 1994, was $22.875 per share.

  No option shall be transferable by an optionee except, upon death, by will or the laws of descent and distribution. Options shall be exercisable during the optionee's lifetime only by the optionee or by his guardian or legal representative.

  The maximum number of Class A Shares that may be granted under the Plan, the number of Class A Shares covered by outstanding Employee Options and Nonemployee Director Options granted thereunder and the prices per share applicable thereto, are subject to adjustment in the event of stock dividends, stock splits, combinations of Class A Shares, recapitalizations, mergers, consolidations, spin-offs, reorganizations and similar events.

  On the occurrence of a Change in Control (defined in Exhibit B, pages B1 and B2) all outstanding options become immediately and fully exercisable.

  If the Company is the subject of a merger, acquisition or other reorganization in which the Company is not to be the surviving entity, the Company shall, in its discretion exercisable by a 75% affirmative vote of its Board of Directors, have the right to cancel, immediately prior to the effective date of the transaction, all outstanding Employee Options and Nonemployee Director Options issued under the Plan by giving written notice to each optionee or his personal representative of its intention to do so and by permitting the purchase during the thirty (30) day period next preceding such effective date of the proposed transaction of all Class A Shares subject to such outstanding options.

  The Plan may be amended from time to time by the Board of Directors, but without further approval of the shareholders no such amendment shall (i) increase the maximum number of Class A Shares that may be granted under the Plan, (ii) change the class of employees eligible to receive grants, (iii) decrease the minimum price at which Class A Shares may be optioned or permit options to be exercisable more than ten years after date of grant, (iv) make a member of the Employee Options Committee eligible to receive or hold Employee Options under this Plan while serving on the Employee Options Committee, or (v) without the consent of the optionee, alter or affect outstanding Employee Options or Nonemployee Director Options to the detriment of the optionee.

New Plan Benefits
- - -----------------

  The grant of Employee Options under the Plan is within the discretion of the Employee Options Committee. For this reason, the options to be granted to officers and key employees under the Plan are not determinable.

  The grant of Nonemployee Director Options under the Plan are not discretionary. The number of shares to be granted to Nonemployee Directors in the future under the Plan is unknown, as the amount will be determined on the basis of the Fair Market Value of Class A Shares on the date of grant.

  The following table sets forth the grant of options to be received under the Plan by (i) the named executives officers, (ii) all current executive officers as a group, (iii) all current Directors who are not executive officers as a group, and (iv) all employees, including all officers who are not executive officers, as a group.

                           STOCK OPTION PLAN -- 1995

  Name and Position                     Dollar Value    Number of Shares
  -----------------                     ------------    ----------------

  David R. Holmes                                               0
  Joseph N. Bausman                                             0
  Robert C. Nevin                                               0
  Dale L. Medford                                               0
  Adam M. Lutynski                                              0

  All current executive officers
  as a group (7 persons)                                        0

  All current Directors who are not
  executive officers as a group
  (6 persons)                              $40,000              0

  All employees, including officers
  who are not executive officers,
  as a group                                                    0


  The affirmative vote of the holders of a majority of the total number of outstanding Class A Shares and Class B Shares, voting as one class, will be necessary for the approval of the Plan.



***************************************************************************
*                                                                         *
*  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTING THE              *
*  STOCK OPTION PLAN -- 1995.                                             *
*                                                                         *
***************************************************************************

                                  PROPOSAL IV
                      APPOINTMENT OF INDEPENDENT AUDITORS


         The Audit Committee of the Board of Directors recommends that Deloitte & Touche LLP be appointed as independent auditors of the Company for one year. Deloitte & Touche was formed in 1989 upon the combination of Deloitte Haskins & Sells and Touche Ross & Company. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting and will have the opportunity to make statements if they so desire and will be available to respond to appropriate questions.



***************************************************************************
*                                                                         *
*  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPOINTMENT OF            *
*  DELOITTE & TOUCHE AS INDEPENDENT AUDITORS FOR THE COMPANY.             *
*                                                                         *
***************************************************************************




                             SHAREHOLDER PROPOSALS


         Proposals of Shareholders intended to be presented at the 1996 Annual Meeting of Shareholders must be received by the Company by September 5, 1995, for inclusion in the Company's Proxy Statement and Proxy relating to the 1996 Annual Meeting of Shareholders.

         Shareholder nominations of persons to be elected to the Board of Directors at the February 8, 1996 Annual Meeting must be delivered to or mailed and received at the principal executive offices of the Company no earlier than November 10, 1995 and no later than December 10, 1995.



                                 OTHER MATTERS


         Management does not intend to present to the Meeting any matters other than those described above. It does not know of anything that will be presented by other parties. However, if any other matters shall properly come before the Meeting, the Appointed Proxies intend to vote on such matters according to their discretion and best judgment.



                                              BY ORDER OF THE BOARD OF DIRECTORS

                                                     Adam M. Lutynski, Secretary

Dayton, Ohio
January 5, 1995

                                                                       EXHIBIT A


                       AMENDED ARTICLES OF INCORPORATION
                                       of
                       THE REYNOLDS AND REYNOLDS COMPANY
                     Restatement Effective February 9, 1995


FIRST:      The name of the corporation is THE REYNOLDS AND REYNOLDS COMPANY.

SECOND: The place in the State of Ohio where its principal office is located is the City of Dayton, Montgomery County.

THIRD:      The purposes for which it is formed are:

            a. To manufacture and distribute standard and custom business forms and systems and computer equipment, systems and accessories, and provide electronic data processing services;

            b. To act as statutory agent for any domestic or foreign corporation as permitted by Sections 1701.07, 1702.06 and 1703.041, of the Ohio Revised Code, and amendments thereto; and

            c. To engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98, inclusive, of the Ohio Revised Code and amendments thereto. Nothing herein shall be deemed to limit or exclude in any manner any capacity, power, right, privilege or authority granted to, or inhering within, this corporation by virtue of the common law and the General Corporation Law of Ohio, as the same may be amended from time to time.

FOURTH:     SECTION 1.  Authorized Capital Stock.

            The total number of shares of capital stock that the corporation is authorized to issue is 210,000,000, divided into three classes as follows:

            (i) 120,000,000 Class A Common Shares, $.625, (hereafter referred to as "Class A Common Shares");

            (ii) 30,000,000 Class B Common Shares, $.03125, (hereafter referred to as "Class B Common Shares" and referred to collectively with the Class A Common Shares as "Common Shares"); and

            (iii) 60,000,000 Preferred Shares, no par value (hereafter referred to as "Preferred Shares").

            SECTION 2.  Terms and Provisions of Preferred Shares.

            a. GENERAL. The Preferred Shares may be issued in one or more series. Except as set forth in Articles FOURTH and FIFTH of these Amended Articles of Incorporation or as permitted by Section 1701 of the Revised Code of the State of Ohio, as amended from time to time (the "Ohio Code"), the express terms of Preferred Shares of different series of any particular class shall be identical. The division of the Preferred Shares into one or more series and the designations, preferences and relative, participating, optional or other special rights and privileges of, and qualifications and restrictions on, the rights of holders of Preferred Shares of each series shall be such as stated and expressed in these Amended Articles of Incorporation and, to the extent not stated and expressed herein and subject to the Ohio Code, shall be such as may be fixed by the Board of Directors (authority to do so being hereby expressly granted) and stated and expressed in a resolution or resolutions adopted by the Board of Directors and an amendment to these Amended Articles of Incorporation adopted by the Board of Directors providing for the issuance of Preferred Shares of such series. Such resolution or resolutions and amendment shall fix (i) the designation and authorized number of Preferred Shares for each series; (ii) the dividend or distribution rates for such series;
            (iii) the dates of payment of dividends or distributions and the dates, if any, from which dividends are cumulative; (iv) the liquidation prices for such series; (v) the redemption rights and prices for such series, if any; (vi) the sinking fund requirements for such series, if any; (vii) conversion rights for such series, if any; PROVIDED that in no event shall the Preferred Shares be convertible into Common Shares; and (viii) restrictions on the issuance of shares of any class or series, if any. Such resolution or resolutions and amendment may also fix (authority to do so being hereby expressly granted to the Board of Directors) any and all other relative, participating, voting, optional or other special rights and privileges of, and qualifications or restrictions on, the rights of holders of Preferred Shares or any series thereof to the extent permitted by the Ohio Code.

            b. DIVIDEND PREFERENCE. The holders of Preferred Shares of each series, in preference to the dividend rights on the Common Shares and any other stock of the corporation ranking junior to the Preferred Shares with respect to dividends or distributions, shall be entitled to receive out of any funds legally available therefor and when and as declared by the Board of Directors dividends or distributions at the rates fixed for such series by the amendments to these Amended Articles of Incorporation adopted by the Board of Directors providing for the issuance of such series, and no more, payable on the dates fixed for such series in such amendments.
            Such dividends shall be cumulative, in the case of Preferred Shares of a particular series entitled to cumulative dividends, from and after the dates fixed for such series by the amendments to these Amended Articles of Incorporation adopted by the Board of Directors providing for the issuance of such series.

                  No dividend for any dividend period shall be paid upon or
            declared and set apart for any Preferred Shares of any series for any dividend period unless, as to each series of Preferred Shares entitled to cumulative dividends, dividends for all past dividend periods on all such series shall have been paid or shall have been declared and a sum sufficient for the payment thereof set apart.

                  No dividend in respect of past dividend periods shall be paid upon or declared and set apart for payment on any Preferred Shares of any series entitled to cumulative dividends unless there shall be or have been declared and set apart for payment on all outstanding Preferred Shares of all series entitled to cumulative dividends, dividends for past dividend periods ratably in accordance with the amounts which would be payable on the shares of the series entitled to cumulative dividends if all dividends due for all past dividend periods were declared and paid in full.

                  So long as any Preferred Shares of any series remain
            outstanding, the corporation shall not declare or pay any dividends or make any distributions, in each case, whether in cash, securities or otherwise, on the Common Shares or any other stock ranking junior to the Preferred Shares with respect to dividends or distributions (other than dividends or distributions payable in Common Shares or other stock ranking junior to the Preferred Shares with respect to dividends or distributions and with respect to the liquidation, dissolution or winding up of the corporation), nor shall any Common Shares or shares of such junior stock be redeemed, purchased, retired or otherwise acquired, unless and until all dividends or distributions on the Preferred Shares of all series for all past dividend periods shall have been paid or made in full, or declared and a sum sufficient for payment of such dividends or distributions set apart, and the full dividend thereon or distribution with respect thereto shall have been declared and paid or made for the current dividend period.

            c. LIQUIDATION PREFERENCE. In the event of any liquidation, dissolution or winding up of the corporation, voluntary or otherwise, then, before any distribution or payment shall be made to the holders of Common Shares or any class of stock of the corporation ranking junior to the Preferred Shares in respect to the liquidation, dissolution or winding up of the corporation, the holders of the Preferred Shares of all series shall be entitled to be paid in full the respective amounts fixed by the amendments to these Amended Articles of Incorporation adopted by the Board of Directors providing for the issuance of such series for payment for such series in the event of liquidation, dissolution or winding up of the corporation. After such payment shall have been made in full to the holders of Preferred Shares of all series, the remaining assets of the corporation shall be distributed among the holders of Common Shares and other shares of any other class of stock of the corporation ranking junior to the Preferred Shares in respect of the liquidation, dissolution or winding up of the corporation according to their respective rights. In the event that the assets of the corporation available for distribution to the holders of Preferred Shares of all series shall not be sufficient to make the payment required herein to be made in full, such assets shall be distributed to the holders of the Preferred Shares of all series pro rata in proportion to the amounts fixed for payment for such shares in the event of the liquidation, dissolution or winding up of the corporation.

            d. STATUS OF REACQUIRED SHARES. Except as otherwise provided in any amendments to the Amended Articles of Incorporation by the Board of Directors providing for the issuance of any particular series of Preferred Shares, Preferred Shares that are redeemed, repurchased or otherwise acquired by the corporation shall assume the status of authorized but unissued Preferred Shares and may thereafter, subject to the provisions of this Article FOURTH, the Ohio Code and any restrictions contained in the amendments to these Amended Articles of Incorporation by the Board of Directors providing for the issuance of any particular series of Preferred Shares, be reissued in the same manner as other authorized but unissued Preferred Shares.

            Section 3.  Terms and Provisions of Common Shares.

            The express terms and provisions of the Common Shares are as follows:

            a. When and as declared by the Board of Directors out of the funds of the corporation available for such purpose and subject to prior rights and preferences of the Preferred Shares set forth in
            Section 2.b. of this Article FOURTH, the holders of the Class A Common Shares and Class B Common Shares shall be entitled to receive dividends; PROVIDED that no dividend shall be declared or paid on either class of Common Shares unless a dividend shall be simultaneously declared and paid on both classes, and the dividend on each Class A Common Share in every instance shall be in an amount twenty (20) times that declared and paid on each Class B Common Share.

            b. In the event of the dissolution, liquidation or winding up of the corporation, voluntary or otherwise, after the debts and liabilities have been paid and payment in full of all amounts required to be paid to the holders of Preferred Shares of all series pursuant to Section 2.c. of this Article FOURTH, the remaining assets shall be distributed to the holders of the Common Shares in units -- 20 units to be assigned for each Class A Common Share and one unit for each Class B Common Share outstanding.

            c. Any holder of Class B Common Shares may, at his option, at any time convert any or all of such Class B Common Shares into Class A Common Shares of the corporation at the rate of one (1) Class A Common Share for each twenty (20) Class B Common Shares.
            On presentation and surrender to the corporation of a certificate or certificates for Class B Common Shares so to be converted, as aforesaid, duly endorsed in blank for transfer, the holder of such Class B Common Shares shall be entitled to receive in exchange therefor a certificate or certificates for fully paid and non-assessable Class A Common Shares at the rate aforesaid. Class B Common Shares shall be deemed to have been converted and the person converting the same to have become the holder of record of Class A Common Shares for the purpose of receiving dividends and for all other purposes whatever as of the date when the certificate or certificates for such Class B Common Shares are surrendered to the corporation, as aforesaid. The corporation shall reserve and keep available, out of its authorized and unissued Class A Common Shares solely for the purpose of effecting the conversion of the Class B Common Shares, such number of Class A Common Shares as shall, from time to time, be sufficient to effect the conversion of all Class B Common Shares then outstanding. Class B Common Shares surrendered upon conversion shall be cancelled and shall not be reissued.

            SECTION 4. Terms and Provisions of Series A Participating Preferred Shares.

            a. DESIGNATION AND AMOUNT. There shall be established a series of Preferred Shares which shall be designated as the "Series A Participating Preferred Shares" and the number of shares constituting such series shall be 2,000,000.

            b.    DIVIDENDS AND DISTRIBUTIONS.

                        (1) Subject to the provisions for adjustment set forth in this Section 4.b. of this Article FOURTH, the holders of Series A Participating Preferred Shares shall be entitled to receive, when and if declared by the Board of Directors out of funds legally available for the purpose, dividends on each Series A Participating Preferred Share equal to 1,000 (as adjusted from time to time as provided in subparagraph (2) of this Section 4.b. of this Article FOURTH, the "Class A Multiple") times the aggregate amount of dividends or distributions declared (whether or not paid) from time to time per Class A Common Share (other than to the extent that such dividends and distributions are payable in Class A Common Shares); PROVIDED that, in the event the dividends and distributions declared on each Series A Participating Preferred Share outstanding during the period (a "Dividend Period") between any Dividend Payment Date (as defined below) and the next subsequent Dividend Payment Date (or, in the case of the first Dividend Period, the period between the date of issuance of the first Series A Participating Preferred Share or any fraction thereof and the next subsequent Dividend Payment Date), do not in the aggregate equal at least $10 per Series A Participating Preferred Share, then each Series A Participating Preferred Share shall be entitled to receive, when and if declared by the Board of Directors out of funds legally available for the purpose, dividends ("Minimum Dividends") on each Series A Participating Preferred Share equal to the difference between $10 and the amount of any dividends or distributions declared on the Series A Participating Preferred Shares during such Dividend Period. Minimum Dividends shall be payable in cash on the Dividend Payment Date ending the applicable Dividend Period. "Dividend Payment Dates" shall mean the dates determined by the Board of Directors which dates shall be no later than the last day of January, April, June and September in each year.

    (2) In the event the corporation shall at any time or from time to time after May 6, 1991 (the "Rights Declaration Date") (a) declare any dividend or distribution on the Class A Common Shares payable in Class A Common Shares, (b) subdivide the outstanding Class A Common Shares, or (c) combine the outstanding Class A Common Shares into a smaller number of shares, then in each such case the Class A Multiple shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Class A Common Shares outstanding immediately after such event and the denominator of which is the number of Class A Common Shares outstanding immediately prior to such event.

    (3) The corporation shall declare a dividend or distribution on the Series A Participating Preferred Shares as set forth in subparagraph (1) of this
Section 4.b. of this Article FOURTH prior to or simultaneously with a declaration of any dividend or distribution on the Class A Common Shares (other than a dividend or distribution payable in Class A Common Shares) or, in the case of dividends payable on a Dividend Payment Date, prior to such Dividend Payment Date.

    (4) Dividends shall begin to accrue and be cumulative on each outstanding Series A Participating Preferred Share from the date of issuance thereof. Accrued and accumulated but unpaid dividends shall not bear interest.
Dividends paid on the Series A Participating Preferred Shares in an amount less than the total amount of such dividends at the time accrued, accumulated and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Series A Participating Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

            c. VOTING RIGHTS. Subject to the Ohio Code and any amendments to these Amended Articles of Incorporation by the Board of Directors providing for the issuance of any series of Preferred Shares (other than the Series A Participating Preferred Shares), the holders of the Class A Common Shares, Class B Common Shares and Preferred Shares of all series (including, without limitation, the Series A Participating Preferred Shares) shall be entitled to one vote per share and shall vote together as a single class for all corporate purposes.

            d. LIQUIDATION, DISSOLUTION OR WINDING UP. In the event of any liquidation, dissolution or winding up of the corporation, voluntary or otherwise, then, before any distribution or payment shall be made to the holders of Common Shares or any class of stock of the corporation ranking junior to the Series A Participating Preferred Shares in respect of the liquidation, dissolution or winding up of the corporation, first (1) the holders of the Series A Participating Preferred Shares shall be entitled to be paid an amount in dollars equal to (a) the Class A Multiple per share, plus
            (b) any accrued, accumulated and unpaid dividends and distribution thereon, whether or not declared, to the date of such payment and then (2) the holders of the Series A Participating Preferred Shares shall be entitled to be paid in full an amount per share equal to the Remaining Assets (as defined below) multiplied by a fraction
            (a) the numerator of which is 20,000 and (b) the denominator of which is the sum of (i) the number of issued and outstanding Series A Participating Preferred Shares multiplied by 20,000, (ii) the number of issued and outstanding Class A Common Shares multiplied by 20 and (iii) the number of issued and outstanding Class B Common Shares.

                  "Remaining Assets" shall mean the amount of assets legally available for payment to shareholders of the corporation upon liquidation, dissolution or winding up of the corporation, voluntary or otherwise, minus any payments to holders of Preferred Shares upon liquidation, dissolution or winding up of the Corporation, voluntarily or otherwise to be made pursuant to clause
            (1) of the first sentence of this Section 4.d. of this Article FOURTH or pursuant to any amendments to these Amended Articles of Incorporation made by the Board of Directors providing for the issuance of any other series of Preferred Shares.

            e. CONSOLIDATION, MERGER, ETC. In case the corporation shall enter into any consolidation, merger, combination or other transaction in which the Class A Common Shares are exchanged for or converted into other shares or securities, cash or any other property, then in any such case each Series A Participating Preferred Share shall at the same time be similarly exchanged for or converted into an amount per share equal to the Class A Multiple times the aggregate amount of shares, securities, cash or any other property (payable in kind), as the case may be, into which or for which each Class A Common Share is exchanged or changed; PROVIDED that, the Series A Participating Preferred Shares shall not be exchanged for or converted into Common Shares and in lieu thereof the holders of the Series A Preferred Shares will receive cash or other consideration in the form and amount determined by the Board of Directors to be equivalent to the per share amount referred to immediately preceding this provision.

            f. NO REDEMPTION. The Series A Participating Preferred Shares shall not be redeemable.

            g. FRACTIONAL SHARES. Series A Participating Preferred Shares may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights or holders of Series A Participating Preferred Shares.

FIFTH: Subject to the Ohio Code and any amendments to these Articles of Incorporation by the Board of Directors providing for the issuance of any series of Preferred Shares, the holders of the Class A Common Shares, Class B Common Shares and Preferred Shares of all series shall be entitled to one vote per share and shall vote together as a single class for all corporate purposes.

SIXTH: When authorized by the affirmative vote of the Board of Directors, without the action or approval of the shareholders of this corporation, unless such action or approval is required under the General Corporation Law of Ohio, as the same may be amended from time to time, this corporation may purchase, or contract to purchase, at any time from time to time, shares of any class issued by this corporation, voting trust certificates for shares, bonds, debentures, notes, script, warrants, obligations, evidences of indebtedness or any other securities of this corporation, if and when any holder of such securities desires to sell the same, for such prices and upon and subject to such terms and conditions as the Board of Directors may determine, provided that no such purchase shall be made, pursuant to any such contract or otherwise, if after such purchase the assets of this corporation would be less than its liabilities plus stated capital or if it is insolvent as defined in the General Corporation Law of Ohio, as the same may be amended from time to time, or if there is reasonable ground to believe that by such purchase it would be rendered insolvent.

SEVENTH: No holder of shares of any class of this corporation shall, as such holder, have any preemptive rights in, or preemptive rights to subscribe for or purchase, any shares of the corporation, or any bonds, debentures or other securities convertible into any shares of the corporation.

EIGHTH: No contract or transaction shall be void or voidable with respect to the corporation for the reason that it is between the corporation and one or more of its directors or officers, or between the corporation and any other person in which one or more of its directors or officers are directors, trustees, or officers, or have a financial or personal interest, or for the reason that one or more interested directors or officers participate in or vote at the meeting of the directors or a committee thereof which authorizes such contract or transaction, if in any such case (a) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the directors or the committee and the directors or committee, in good faith reasonably justified by such facts, authorize the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors constitute less than a quorum; or (b) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon and the contract or transaction is specifically approved at a meeting of the shareholders held for such purpose by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the corporation held by persons not interested in the contract or transaction; or (c) the contract or transaction is fair as to the corporation as of the time it is authorized or approved by the directors, a committee thereof, or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the directors, or of a committee thereof which authorizes the contract or transactions.

NINTH: As more specifically set forth in the Consolidated Code of Regulations of the corporation, the corporation may provide to any director, officer, other employee or agent of the corporation or any person who serves at the request of the corporation as a director, trustee, other employee or agent of another corporation, partnership, joint venture, trust or other enterprise, the maximum indemnification permitted under Section 1701.13(E) of the Ohio Revised Code, including amendments thereto, or any comparable provisions of any future Ohio statute.

TENTH: The number of directors of the Corporation shall be not fewer than nine (9) nor more than twelve (12), with the exact whole number of directors and the number of directors in each class determined either (i) by the affirmative vote of the holders of record of at least 75% of the voting power of outstanding shares of the Corporation at a meeting of shareholders called for that purpose and for the purpose of electing directors or (ii) from time to time by the affirmative vote of a majority of the directors. No reduction shall have the effect of removing any director prior to the expiration of his term of office. Election of Directors need not be by ballot unless the Consolidated Code of Regulations so provides. The Directors shall be classified with respect to their terms of office by dividing them into three classes, each consisting as nearly as possible of one-third of the whole number of the Board of Directors. A Director's term of office shall be three years, except that, in order to provide for the rotation of members of the Board of Directors, initially and whenever necessary, a Director may be elected for a shorter term. At each Annual Meeting of Shareholders, the successors to the class of Directors whose terms expire at the time of such Annual Meeting shall be elected to hold office for a term of three years and until their successors are duly elected and have qualified, so that the term of office of one class of Directors shall expire in each year.

            A Director may be removed from office as a Director at any time, but only for cause, by the affirmative vote of shareholders of record holding a majority of the outstanding voting securities of the corporation entitled to vote in the election of Directors at a meeting of the shareholders called for that purpose; provided that no Director shall be removed in case the votes of a sufficient number of shares are cast against his removal which, if cumulatively voted at an election of all the Directors, would be sufficient to elect at least one Director.

ELEVENTH:   SECTION 1.  Notwithstanding any other provisions of these Amended
            Articles of Incorporation and except as set forth in Section 2 of this Article Eleventh, if any of the following transactions are proposed to be entered into with a five percent beneficial owner
            (as defined in Section 4 hereof), the affirmative vote or consent of the holders of not less than seventy-five percent (75%) of the outstanding shares of this corporation entitled to vote in elections of directors, voting for purposes of this Article as one class (unless separate class voting by the shares is otherwise required by the laws of the State of Ohio), shall be required:

            a. to adopt any agreement for, or to approve, the merger or consolidation of the corporation or any subsidiary (as defined in Section 4 hereof) with or into a five percent beneficial owner;

            b. to authorize any sale, lease, transfer, exchange, mortgage, pledge, or other disposition to a five percent beneficial owner of all or substantially all of the assets of the corporation or any subsidiary; or

            c. to authorize the issuance or transfer by the Corporation or any subsidiary of any voting securities of the corporation or any subsidiary in exchange or payment for the securities or assets of a five percent beneficial owner, if such authorization is otherwise required by law or by any agreement between the corporation and any national securities exchange or by any other agreement to which the corporation or any subsidiary is a party.

            If the other party to any of the foregoing transactions is not, and has not been, such a five percent beneficial owner, the provisions of this Section 1 shall not apply, and the provisions of the corporation's Consolidated Code of Regulations and the provisions of Ohio law shall apply.

            SECTION 2. The provisions of Section 1 of this Article Eleventh shall not apply, and the provisions of the corporation's Consolidated Code of Regulations and of Ohio law shall apply to (i) any transaction described therein if the Board of Directors by resolution shall have approved an agreement with such five percent beneficial owner setting forth the principal terms of such transaction and such transaction is substantially consistent therewith, provided that a majority of those members of the Board of Directors voting in favor of the resolution approving the agreement were duly elected and acting members of the Board of Directors prior to the time such five percent beneficial owner became the beneficial owner of five percent or more of the outstanding shares of the corporation entitled to vote in elections of directors or (ii) any transaction described therein if such five percent beneficial owner is a majority-controlled subsidiary of the corporation.

            SECTION 3. The affirmative vote or consent of the holders of not less than seventy-five percent (75%) of the outstanding shares of the corporation entitled to vote in elections of directors, voting for purposes of this Article as one class (unless separate class voting by the shares is otherwise required by the laws of the State of Ohio), shall be required for the adoption of any plan for the dissolution of the corporation if the Board of Directors shall not have, by resolution, recommended to the shareholders the adoption of such plan for dissolution of the corporation. If the Board of Directors shall have so recommended to the shareholders such plan for dissolution of the corporation, the provisions of the corporation's Consolidated Code of Regulations and the provisions of Ohio law shall apply; provided that a majority of those members of the Board of Directors voting in favor of the dissolution plan were duly elected and acting members of the Board of Directors prior to the time such five percent beneficial owner became the beneficial owner of five percent or more of the outstanding shares of stock of the corporation entitled to vote in the election of directors.

            SECTION 4.  As used in this Article,

            a. any specified person shall be deemed to be the "beneficial owner" of shares of stock of the corporation (i) which such specified person or any of its affiliates or associates (as such terms are hereinafter defined) owns, directly or indirectly, whether of record or not, (ii) which such specified person or any of its affiliates or associates has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, (iii) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clauses (i) and (ii) above) by any other person with which such specified person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of stock of the corporation, or (iv) which such specified person or any of its affiliates or associates has the right to acquire by reason of tenders of shares submitted to them by other shareholders of the corporation in connection with or pursuant to a tender offer made by such specified person or any of its affiliates or associates;

            b. a "subsidiary" is any corporation at least 50 percent of the voting securities of which are owned, directly or indirectly, by this corporation;

            c. a "person" is any individual, corporation, partnership or other entity;

            d. an "affiliate" of a specified person is any person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the specified person; and

            e. an "associate" of a specified person is (i) any person of which such specified person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class of equity securities, (ii) any trust or other estate in which such specified person has a substantial beneficial interest or as to which such specified person serves as trustee or in a similar fiduciary capacity, or (iii) any relative or spouse of such specified person, or any relative of such spouse, who has the same home as such specified person or who is a director or officer of such specified person or any corporation which controls or is controlled by such specified person;

            f. "five percent beneficial owner" is any person who is, or at any time within the preceding twelve months has been, the beneficial owner of five percent (5%) or more of the outstanding shares of the corporation entitled to vote in elections of directors, such determination to be made as of the record date of shareholders entitled to receive notice of, and to vote on or consent to, any of the transactions set forth above in Sections 1 and 3 of this Article Eleventh.

            SECTION 5. For purposes of determining whether a person is a five percent beneficial owner, the outstanding shares of the corporation shall include shares deemed owned through application of clauses
            (i), (ii), (iii) and (iv) of Subsection 4(a) above but shall not include any other shares which may be issuable pursuant to any agreement or upon exercise of conversion rights, warrants or options.

            SECTION 6. The Board of Directors shall have the power and duty to determine, for purposes of this Article, on the basis of information known to such Board,

            a. whether any party to a transaction referred to in Section 1 of this Article is a five percent beneficial owner; and

            b. whether a proposed transaction is subject to the provisions of Section 1, 2 or 3 of this Article.

            Any such determination shall be conclusive and binding for all purposes of this Article.

TWELFTH: Notwithstanding any other provisions of these Amended Articles of Incorporation and any provisions of the Consolidated Code of Regulations of the corporation, no amendment to these Amended Articles of Incorporation shall amend, modify, or repeal any or all of the provisions of Articles Tenth, Eleventh and Twelfth, unless so adopted by the affirmative vote or consent of the holders of not less than seventy-five percent (75%) of the outstanding shares of the corporation entitled to vote in elections of Directors, considered for purposes of this Article as a class (unless separate class voting by the shares is otherwise required by the laws of the State of Ohio); provided, however, that in the event the Board of Directors of the corporation shall, by resolution adopted by a majority of the Directors then in office, recommend to the shareholders the adoption of any such amendment, the shareholders of record holding two-thirds of the outstanding shares of the corporation entitled to vote in elections of Directors may amend, modify, or repeal any or all of such provisions.

THIR-
TEENTH: These Amended Articles of Incorporation supersede the existing Amended Articles of Incorporation.

                                                                       EXHIBIT B

                       THE REYNOLDS AND REYNOLDS COMPANY
                           STOCK OPTION PLAN -- 1995

SECTION 1.  PURPOSES.

The Reynolds and Reynolds Company 1995 Stock Option Plan is intended to promote the growth and general prosperity of The Reynolds and Reynolds Company and its Subsidiaries, as defined in Section 2 below, by providing key employees responsible for the policies and operations of the Company and nonemployee directors with an additional incentive to contribute to its success by assisting the Company in attracting and retaining the best available personnel for positions of substantial responsibility and by increasing the identity of interests of key employees and nonemployee directors with those of the shareholders of the Company. It is intended that these purposes be effected through the granting of Options, as defined in Section 2 below.

SECTION 2.  DEFINITIONS.

(A) "ADMINISTRATOR" means the Employee Options Committee with respect to Employee Options and the Nonemployee Director Options Committee with respect to Nonemployee Director Options.

(B) "AFFILIATE" means a person controlling, controlled by, or under common control with the Company.

(C)      "BOARD" means the Board of Directors of the Company.

(D)      "CHANGE IN CONTROL" shall mean the occurrence of any of the following:

         (i) Any "person," as such term is used in Sections 13 (d) and 14 (d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than Richard H. Grant, Jr., his children or his grandchildren, the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), who is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities;

         (ii) during any period of two consecutive years (not including any period prior to the execution of this Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this Section) whose election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof;

         (iii) the shareholders of the Company approve a merger of consolidation of the Company with any other Company, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

(iv) the shareholders of the Company approve a plan of liquidation, dissolution or winding up of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

(E)      "CODE" means the Internal Revenue Code of 1986, as amended.

(F)      "COMPANY" means The Reynolds and Reynolds Company.

(G) "DATE OF GRANT" means the date upon which the Administrator determines to grant an Option or such later date as may be determined by the Administrator at the time such grant is authorized, subject to satisfaction of any conditions the Administrator may place on the effectiveness of the grant.

(H)      "DIRECTOR" means a member of the Board.

(I)      "EMPLOYEE OPTION" means an Option other than Nonemployee Director
         Option.

(J) "EMPLOYEE OPTIONS COMMITTEE" means the Employee Options Committee referred to in Section 4(a).

(K) "FAIR MARKET VALUE OF A SHARE" means the mean between the highest and lowest reported selling prices on a national securities exchange of the Shares as reported in the appropriate composite listing for said exchange on the date the value of a Share is to be determined under this Plan or, if no such sales occurred on that date, then on the next preceding date on which a sale was made. In the event the Shares of the Company are traded in the over-the-counter market, Fair Market Value of a Share means the mean between the "high" and "low" quotations in the over-the-counter market on the date the value of a Share is to be determined, as reported by the National Association of Securities Dealers through NASDAQ or, if no quotations are available on such date, then on the next preceding date on which such quotations are available.

(L)      "HE" and "HIS" also mean "She" and "Hers."

(M) "INCENTIVE STOCK OPTION" means any Employee Option granted hereunder, the terms of which, at the time of grant, comply with the provisions of section 422 of the Code.

(N) "NONEMPLOYEE DIRECTOR" means each Director of the Company who is not an employee of the Company or any Subsidiary.

(O) "NONEMPLOYEE DIRECTOR OPTION" means an Option granted to a Nonemployee Director.

(P) "NONEMPLOYEE DIRECTOR OPTIONS COMMITTEE" means the Nonemployee Director Options Committee referred to in Section 4(b).

(Q) "NON-QUALIFIED STOCK OPTION" means any Option granted hereunder, the terms of which, at the time of grant, do not comply with the provisions of section 422 of the Code.

(R) "OPTION" means the right to purchase a specified number of Shares of the Company in accordance with the terms of this Plan and shall include both Employee Options and Nonemployee Director Options.

(S) "OPTION PRICE" means the purchase price per Share specified in an Option granted under the Plan, which price shall be established in accordance with Sections 4 and 7 and may vary from one Option to another; provided, however, that in no event may said price be less than the par value of the Shares, if any; and provided further, that in no event may said price of any Incentive Stock Option granted hereunder or a Nonemployee Director Option be less than the Fair Market Value of a Share on the Date of Grant.

(T)      "PLAN" means The Reynolds and Reynolds Company 1995 Stock Option Plan.

(U)      "SHARE" or "SHARES" means the Class A Common Shares of the Company.

(V) "SUBSIDIARY" means any company in which more than 50% of the voting stock is owned or controlled, directly or indirectly, by the Company.

(W) "TERMINATION FOR CAUSE" means a termination of an optionee's employment or service on the Board (by removal or failure of the Board to nominate the optionee) whenever occasioned by (i) the willful and continued failure by the optionee to substantially perform the optionee's duties with the Company (other than any such failure resulting from the optionee's incapacity due to physical or mental illness ) after a written demand for substantial performance is delivered to the optionee by the Board, which demand specifically identifies the manner in which the Board believes the optionee has not substantially performed the optionee's duties, or (ii) the willful engaging by the optionee in conduct which is demonstrably and materially injurious to the Company or its Subsidiaries, monetarily or otherwise. For purposes of this definition, no act, or failure to act, on the optionee's part shall be deemed "willful" unless done, or omitted to be done, by the optionee not in good faith and without reasonable belief that the optionee's act, or failure to act, was in the best interest of the Company.

SECTION 3.  SHARES SUBJECT TO THE PLAN.

(a) Subject to the adjustments required under the provisions of Section 11 hereof, the total number of Shares which may be issued upon the exercise of all Options granted under the Plan shall not exceed the sum of:

         (i)        1,000,000 Shares; plus

         (ii) annual amounts equal to the lesser of (1) two percent (2%) of the total issued and outstanding Shares of the Company as of October 1 of each full or partial Company fiscal year during which the Plan is in effect beginning with the Company's fiscal year commencing October 1, 1995; or (2) such amount calculated as of October 1, 1994 (two percent (2%) of 41,707,576 Shares or 834,151 Shares).

(b) To the extent that the actual number of Shares issued upon the exercise of Options granted under the Plan in any such year is less than the maximum amount allowed hereunder, such excess number of Shares may be issued upon the exercise of Options granted under the Plan in subsequent years.

(c) Shares subject to the Plan may be, at the discretion of the Board, either authorized and unissued Shares or Shares acquired by and belonging to the Company as treasury shares.

(d) If all or any part of an Option ceases to be exercisable for any reason, the Shares which are subject to the unexercisable portion of the Option shall again become available for grant under the Plan.

SECTION 4.  ADMINISTRATION OF THE PLAN.

(A)      EMPLOYEE OPTIONS.

         (i) The Board shall appoint an Employee Options Committee consisting of not fewer than three members of the Board to administer the Plan with respect to Employee Options. From time to time, the Board may increase the size of the Employee Options Committee and appoint additional members thereof, remove members (with or without cause), and appoint new members in substitution therefor and fill vacancies, however caused. No person shall serve as a member of the Employee Options Committee if such person is then or was, at any time within one year prior thereto, eligible to receive an Employee Option grant under the Plan or under any other plan of the Company or its Affiliates under the terms of which participants are, or were, eligible to receive stock, stock options, or stock appreciation rights of the Company or any of its Affiliates.

         (ii) Subject to the express terms and conditions of the Plan, the Employee Options Committee shall have the authority to
                    (i) grant Employee Options and determine the Option Price for Shares covered by each Employee Option, the employees to whom Employee Options are granted, the time or times at which Employee Options are granted, and the number of Shares covered by each Employee Option; (ii) construe, interpret, and implement the Plan and any agreements executed in connection with the Plan with respect to Employee Options; (iii) prescribe, amend, and rescind rules and regulations relating to the Plan with respect to Employee Options; (iv) make all determinations necessary or advisable in administering the Plan with respect to Employee Options; (v) correct any defect, supply any omission and reconcile any inconsistency in the Plan with respect to Employee Options; and (vi) determine whether an Incentive Stock Option, a Non-Qualified Stock Option or a combination of the two shall be granted as an Employee Option. In exercising its authority under (i) above, the Employee Options Committee, consistent with the express provisions of the Plan, may take into account the nature of the services rendered by the respective eligible employees, their present and potential contributions and value to the Company's success and such other factors as the Employee Options Committee in its discretion shall deem relevant. Any action to be taken by a majority of the Employee Options Committee shall be the action of the Employee Options Committee.

         (iii) The determination of the Employee Options Committee with respect to any matter relating to the Plan with respect to any Employee Option shall be conclusive. No member of the Employee Options Committee shall be liable for any action or determination made in good faith with respect to the Plan or any grant thereunder.

         (iv) With respect to the grant of any Employee Option, the Employee Options Committee may establish terms and conditions governing its exercise which are more restrictive than the terms and conditions contained in the Plan.

(B) NONEMPLOYEE DIRECTOR OPTIONS. The members of the Board who are employees shall constitute the Nonemployee Director Options Committee and shall be responsible for the administration of the Plan with respect to Nonemployee Director Options. With respect to Nonemployee Director Options, the Nonemployee Director Options Committee by majority thereof is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the Nonemployee Director Options, but only to the extent not contrary to the express provisions of the Plan. Determinations, interpretations, or other actions made or taken by the Nonemployee Director Options Committee with respect to Nonemployee Director Options, in good faith pursuant to the provisions of the Plan shall be final, binding, and conclusive for all purposes and upon all persons whomsoever.

SECTION 5.  ELIGIBILITY AND TIMING OF GRANTS.

(A)      EMPLOYEE OPTIONS.

         (i) Employee options, including without limitation, Incentive Stock Options may be granted by the Employee Options Committee to any key employees of the Company, or any Subsidiary, holding positions at or above the director level and such other key employees, regardless of title or designation, as shall, in the determination of the Employee Options Committee, be responsible in the future for the duties presently being discharged by employees at or above the director level. The Employee Options Committee may condition an Employee Option grant upon the execution of an option agreement containing such provisions as the Employee Options Committee determines to be advisable. An otherwise eligible employee shall not be rendered ineligible by reason of service as a member of the Board. If the Employee Options Committee deems it appropriate to do so, it may determine to (i) grant Employee Options to some, but not to all, eligible employees in a particular year, or
                    (ii) refrain from granting any Employee Options at all in a particular year. An employee who has been granted an Employee Option under this Plan or under any other prior or current stock option plan of the Company may, if he is otherwise eligible, be granted additional Employee Options under this Plan.

         (ii) Unless otherwise determined by the Employee Options Committee, Employee Options shall be granted annually during the term of the Plan.

(B) NONEMPLOYEE DIRECTOR OPTIONS. Each Nonemployee Director who is a Nonemployee Director on October 1 of each year during the term of the Plan shall be automatically granted Nonemployee Director Options.

SECTION 6.          TERM OF OPTION AND NUMBER OF SHARES COVERED BY INDIVIDUAL
                    OPTIONS.

(A)      EMPLOYEE OPTIONS.

         (i) The term of each Employee Option shall not exceed ten (10) years from the Date of Grant of the Employee Option. The Employee Options Committee shall promptly cause such grantee of an Employee Option to be notified of the grant and the details thereof.

         (ii) The number of Shares covered by an Employee Option shall be determined by the Employee Options Committee in its discretion; provided, however, that no employee may be granted Employee Options under this Plan covering more than fifteen percent (15%) of the total number of Shares reserved under Section 3; and provided further, that no Incentive Stock Option may be granted to any employee then possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company unless such Incentive Stock Option sets forth a per share exercise price of one hundred ten percent (110%) of the Fair Market Value of a Share on the Date of Grant. The aggregate Fair Market Value, determined as of the Date of Grant, of the Shares with respect to which Employee Options constituting Incentive Stock Options granted under the Plan or under any other incentive stock option plan of the Company are first exercisable by an employee during any calendar year shall not exceed one hundred thousand dollars ($100,000).

(B)      NONEMPLOYEE DIRECTOR OPTIONS.

         (i)        The term of each Nonemployee Director Option shall be ten
                    (10) years from the date of its grant.

         (ii) On October 1, or the first business day in October, of each year during the term of this Plan, each Nonemployee Director shall automatically be granted Nonemployee Director Options to purchase Shares with an aggregate Fair Market Value of $40,000, rounded to the nearest whole Share. The $40,000 standard shall be adjusted each October 1, commencing October 1, 1996, for annual increases in the Consumer Price Index. The index used in calculating any increase shall be the U.S. Consumer Price Index, all urban Consumers, all items (or equivalent successor index), published by the Bureau of Labor Statistics of the U.S. Department of Labor. Notwithstanding the foregoing, if on any date on which Nonemployee Director Options are to be granted there is not a sufficient number of Shares remaining authorized for grant under this Plan to enable each Nonemployee Director to be granted a Nonemployee Director Option to purchase the full number of Shares to which he or she would normally be entitled, Nonemployee Director Options covering the available Shares shall be prorated among the

                    Nonemployee Directors.

SECTION 7.  OPTION PRICE AND PAYMENT THEREOF.

(A)      IN GENERAL.


         (i) The Option Price shall be payable to the Company either (1) in United States dollars in cash (including check, bank draft or money order), or (2) at the discretion of the applicable committee determined at the Date of Grant, by delivering either Shares already owned by the optionee or a combination of Shares and cash. The Shares delivered to the Company shall be valued at their Fair Market Value.

         (ii) The proceeds of the sale of the Shares subject to Options hereunder are to be added to the general funds of the Company and used for its general corporate purposes.

(B) EMPLOYEE OPTIONS. Each Employee Option shall state the number of Shares to which it pertains and the Option Price applicable thereto. The Option Price for each Employee Option shall be determined by the Employee Options Committee in its discretion at the time of grant; provided, however, that the Option Price of any Employee Option which is an Incentive Stock Option shall be not less than the Fair Market Value of the Shares subject to such Incentive Stock Option on the Date of Grant.

(C) NONEMPLOYEE DIRECTOR OPTIONS. Each Nonemployee Director Option shall state the number of Shares to which it pertains and the Option Price applicable thereto. The Option Price for each Nonemployee Director Option shall be equal to the Fair Market Value of the Shares subject to such Nonemployee Director Option on the Date of Grant.

SECTION 8.  EXERCISE OF OPTION.

(A)      EMPLOYEE OPTIONS.

         (i) Employee Options granted hereunder shall be exercisable at such times and under such conditions as shall be permissible under the terms of the Plan and of the Employee Option.

         (ii) The following restrictions shall apply to the exercise of Employee Options:

                    (1) Each Employee Option shall be exercisable in whole or in part at any time or from time to time within the exercise period established by the Employee Options Committee for that Employee Option, but in no event shall said Employee Option be exercisable after the expiration of ten (10) years from the Date of Grant of said Employee Option.

                    (2) Except as provided in Subsections 8(a)(ii)(3), (4) and (5), an Employee Option may be exercised only if the optionee has been continuously employed by the Company since the Date of Grant of the Employee Option. If an optionee's employment is terminated by the Company pursuant to a Termination for

                            Cause, all Employee Options theretofore granted to such optionee shall, to the extent not previously exercised, terminate immediately. Whether an authorized leave of absence shall constitute a termination of employment shall be determined by the Employee Options Committee.

                    (3) If an optionee dies while employed by Company, the Employee Options of such deceased optionee may, subject to the ten-year limitation in Section 6, be exercised within one (1) year from the date of the optionee's death, to the extent the optionee was entitled to exercise the Employee Options on that date, by the person or persons (including the optionee's estate) to whom his rights under such Employee Options passed by will or by the laws of descent and distribution.

                    (4) If an optionee retires from active employment with the Company, the Employee Options of such retired optionee may, with the consent of the Employee Options Committee, subject to the ten-year limitation in Section 6, be exercised by the retired optionee as fully as if he had remained continuously employed by the Company.

                    (5) If an optionee's employment is terminated by either the Company or the optionee (other than a Termination for Cause), the Employee Options of such optionee, may, subject to the ten-year limitation in Section 6, be exercised by the optionee within sixty (60) days of such termination of employment, to the extent the optionee was entitled to exercise the Employee Options on that date, as fully as if he had remained continuously employed by the Company.

(B)      NONEMPLOYEE DIRECTOR OPTIONS.

         (i) A Nonemployee Director Option shall be exercisable with respect to twenty-five percent (25%) of the Shares subject to the Nonemployee Director Option on and after the first anniversary of the Date of Grant of such Nonemployee Director Option subject to the restrictions contained in Subsection 8(b)(ii). On and after each subsequent anniversary date of the Date of Grant, an additional twenty-five percent (25%) of the original Shares subject to the Nonemployee Director Option shall be exercisable subject to the restrictions contained in Subsection 8(b)(ii).

         (ii) The following restrictions shall apply to the exercise of Nonemployee Director Options:

                    (1) Except as provided in subsection 8(b)(ii)(2), each Nonemployee Director Option shall be exercisable, in whole or in part, at any time or from time to time, regardless of whether the optionee continues to serve on the Board, with respect to Shares subject to the Options which are exercisable under subsection 8(b)(i), but in no event shall said Nonemployee Director Option be exercisable after the expiration of ten (10) years from the Date of Grant of said Nonemployee Director Option.

                    (2) If an optionee's service on the Board is terminated pursuant to a Termination for Cause, all Nonemployee Director Options of such an optionee theretofore granted to such optionee shall, to the extent not previously exercised, terminate immediately.

(C)      GENERAL PROVISIONS.

         (i) An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Notwithstanding the exercise of an Option, until the issuance of stock certificates, no rights of a shareholder, including the right to vote or receive dividends, shall exist with respect to Shares subject to the Option. Except as provided in Section 11, no adjustment will be made for dividend or other rights for which a record date occurs prior to the date stock certificates are issued, with respect to Options exercised under the Plan.

         (ii) No fraction of a Share may be purchased by an optionee upon exercise of an Option; and, to the extent that the use of fractional or percentage computations would otherwise give rise to the right of the optionee to purchase a fraction of a Share, the total Shares subject to exercise shall be adjusted to the nearest whole number with any half Share balance being adjusted to one whole Share.

         (iii) Upon the occurrence of a Change in Control, all Options outstanding on the date of such Change in Control, shall become immediately and fully exercisable.

SECTION 9.  AUTHORITY TO AMEND OPTIONS.

(a) Except as otherwise specifically provided hereunder, the Administrator shall have discretion to determine the terms upon which any Option, with respect to which it acts as Administrator, is exercisable, and shall include such terms as it deems advisable to subject the exercise of such Option to exemption from the application of Section 16(b) of the Securities Exchange Act of 1934. To assure such exemption, Options outstanding and option agreements evidencing such Options may be amended, if necessary, by the applicable Administrator.

(b) The Employee Options Committee, in granting Incentive Stock Options, shall have discretion to determine the terms upon which said Options are exercisable subject to the applicable provisions of the Plan, and to include in those terms such provisions as it deems advisable to permit treatment of such Options as "incentive stock options" under
         Section 422 of the Code.

SECTION 10.  NONTRANSFERABILITY.

Options may not be sold, pledged, assigned, hypothecated or transferred other than by will or the laws of descent and distribution and may be exercised only by an optionee during his lifetime, or by his legal guardian or legal representative.

SECTION 11.  ADJUSTMENT UPON CHANGES IN SHARES OR CAPITALIZATION.

In the event of any change in the Shares subject to the Plan or to any Option granted hereunder by reason of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split-up, combination or exchange of shares or other change in the corporate structure (provided that the Company remains as the surviving entity upon the completion of any of the foregoing transactions), the aggregate number of Shares as to which Options may be granted under the Plan, the number and class of Shares subject to each outstanding Option and the Option Price per Share shall be adjusted
accordingly.   The Administrator shall be responsible for making the necessary changes with respect to such Options.

SECTION 12.  COMPLIANCE WITH LAWS AND REGULATIONS.

(a) The Plan and all Options granted pursuant to it are subject to all laws and regulations of any governmental authority which may be applicable thereto; and, notwithstanding any provisions of this Plan or the Options granted, the holder of an Option shall not be entitled to exercise such Option nor shall the Company be obligated to issue any Shares under the Plan to the Option holder if such exercise or issuance shall constitute a violation by the optionee or the Company of any provision of any such law or regulation.

(b) The Company, in its discretion, may postpone the issuance and delivery of Shares upon the exercise of an Option until completion of any stock exchange listing or registration or other qualification of such Shares under any state or federal law, rule, or regulation as the Company may consider appropriate and may require any person exercising an Option to make such representations and furnish such information as it considers appropriate in connection with the issuance of the Shares in compliance with applicable law. Under such circumstances, the Company shall proceed with reasonable promptness to complete any such listing, registration or other qualification.

(c) Shares issued and delivered upon exercise of an Option shall be subject to such restrictions on trading, including appropriate legending of certificates to that effect as the Company, in its discretion, shall determine necessary to satisfy applicable legal requirements and obligations.

(d) Each optionee to whom an Option is awarded or Shares are issued shall, at the time the Option is granted or the Shares are issued, as a condition to such award or issuance, (i) represent, in form satisfactory to counsel for the Company, that acquisition of the Shares pursuant to the Option, shall be for investment purposes only;
         (ii) agree, in form satisfactory to counsel for the Company, that he will not sell, pledge, hypothecate or otherwise distribute such Shares or any interest therein unless a registration statement covering such Shares is in effect under the Securities Act of 1933, as now or hereafter amended, or unless counsel for the Company has rendered to the Company an opinion that such sale, pledge, hypothecation or other distribution may be carried out without registration of such Shares under said Act; and (iii) agree, in form satisfactory to counsel for the Company, that an appropriate legend may be placed on the stock certificate or certificates evidencing ownership of Shares acquired hereunder, which legend shall reflect the restrictions on disposition contained herein; provided, however, that the foregoing condition and the representation and agreements called for thereby with respect to the Shares shall be inoperative and shall expire in the event that either (A) the Shares are registered under the Securities Act of 1933, as now or hereafter amended or (B) in the opinion of counsel for the Company, such condition, representation, and agreements are not necessary under said Act or any rule or regulation promulgated pursuant thereto.

SECTION 13.  RESERVATION OF SHARES.

The Company, during the term of this Plan, will at all times, consistent with
Section 3, reserve and keep available such number of Shares as, in the judgment of the Board, shall be sufficient to satisfy the requirements of the Plan.

SECTION 14.  TERM OF PLAN.

This Plan shall expire on February 9, 2005 unless sooner terminated under
Section 15.

SECTION 15.  AMENDMENT AND TERMINATION OF PLAN.

(a) The Board may, from time to time, amend the Plan or any provision thereof in such respects as the Board may deem advisable except that, without the consent of the shareholders of the Company:

         (1) the maximum number of Shares subject to the Plan cannot be increased except in accordance with Section 11;

         (2) the class of employees eligible for the grant of an Employee Option cannot be changed;

         (3) the minimum price at which Shares may be optioned cannot be decreased and no Option can be granted that is exercisable more than ten (10) years after the date of grant; and

         (4) no person can while a member of the Employee Options Committee be eligible to receive or hold an Employee Option under this Plan.

         Except as specifically permitted by the terms of the Plan or an option agreement, no amendment shall cause an Option previously granted to any optionee to be altered or affected to his detriment without his consent.

         Notwithstanding the foregoing, the plan provision regarding Nonemployee Director Options shall not be amended more than once every six (6) months, other than to comply with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

(b)      The Board may, at any time, terminate the Plan.

(c) Any amendment (except as expressly provided in Section 9) or termination of the Plan shall not adversely affect any Option previously granted and such Option shall remain in full force and effect as if the Plan had not been amended or terminated.

SECTION 16. DISCRETIONARY CANCELLATION IN CASE OF MERGER, ACQUISITION OR OTHER REORGANIZATION.

Anything to the contrary notwithstanding, if the Company is the subject of a merger, acquisition or other reorganization in which the Company is not the surviving entity, the Company shall, at its option exercisable by the affirmative vote of seventy-five percent (75%) of the members of the Board duly elected and serving immediately prior to the proposed transaction, have the right to cancel, immediately prior to the effective date of such merger, acquisition or reorganization, all outstanding Options issued under this Plan by giving written notice to each optionee or his personal representative of its intention to do so and by permitting the purchase during the thirty day period next preceding such effective date of all Shares subject to such outstanding Options.

SECTION 17.  DISCLAIMER OF LIABILITY.

Inability of the Company to obtain from any regulatory body the authority deemed by the Company's counsel to be necessary to the lawful grant of Options or issuance of any Shares thereunder shall relieve the Company and the Administrator of any liability relating to the failure to grant such Options or issue such Shares.

SECTION 18.  CLAIM TO OPTION, OWNERSHIP OR EMPLOYMENT RIGHTS.

Neither the grantee nor other holder of an Option, nor his legal representatives, legatees or distributees, shall have any rights as a shareholder of the Company with respect to any Shares covered by such Option until the date of the issuance of a stock certificate or certificates representing such Shares. Nothing contained in the Plan or in any Employee Option shall confer upon any employee any right with respect to continuance of employment by the Company or any Subsidiary or interfere in any way with the right of the Company or any Subsidiary to terminate his employment at any time. The granting of any Nonemployee Director Option shall not impose upon the Company, the Board of Directors or any other Directors any obligation to nominate any optionee for election as a Director and the right of the shareholders of the Company to remove any person as a Director shall not be diminished or affected by reason of the fact that a Nonemployee Director Option has been granted to such person.

SECTION 19.  TAX WITHHOLDING.

In connection with the grant and exercise of Options, the optionee or other holder of an Option may be required to pay to the Company or a Subsidiary, as appropriate, the amount of any taxes which the Company or Subsidiary is required by law to withhold with respect to such transactions.

SECTION 20.  INDEMNIFICATION.

Each person who is or shall have been a member of a committee serving as Administrator or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of judgment in any such action, suit or proceeding against him; provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company's Articles of Incorporation or Code of Regulations, as a matter of law, or otherwise, or any power that the Company may have to indemnify him or hold him harmless.

SECTION 21.  NOTICES.

Each notice relating to this Plan shall be in writing and delivered in person or by certified mail to the proper address. Each notice shall be deemed to have been given on the date it is received. Each notice to the Administrator shall be addressed as follows:


                       The Reynolds and Reynolds Company
                              Post Office Box 2608
                              Dayton, Ohio  45401
               Attention:  Administrator - 1995 Stock Option Plan


Each notice to an optionee or other holder of an Option shall be addressed to the optionee or such other holder, as the case may be, at the optionee's address set forth in the Option or in the Company's current records. Anyone to whom a notice may be given under this Plan may designate, by writing filed with the Administrator, a new address.

SECTION 22.  BENEFITS OF THE PLAN.

This Plan shall inure to the benefit of and be binding upon each successor of the Company. All rights and obligations imposed upon an optionee shall be binding upon the optionee's heirs, legal representatives and successors.

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                                                 THE REYNOLDS AND REYNOLDS COMPANY
                                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, FEBRUARY 9, 1995

        The undersigned hereby appoints David R. Holmes and Adam M. Lutynski, or either of them ("Appointed Proxies"), with power of substitution to each, to vote all shares of the undersigned at the Annual Meeting of Shareholders ("Meeting") of The Reynolds
and Reynolds Company to be held on Thursday, February 9, 1995 at 11:00 a.m.  EST, or at any adjournment(s) thereof, as follows:
I.  ELECTION OF DIRECTORS


    [ ]  FOR electing Joseph N. Bausman, Richard H. Grant, Jr., and William H. Seall  [ ]  WITHHOLD AUTHORITY to vote for Joseph N.
    each for a term of three (3) years (except as marked to the contrary below).      Bausman, Richard H. Grant, Jr. and William H.
                                                                                      Seall.

    (Instruction:  To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)
  ----------------------------------------------------------------------------------------------------------------------------------

II.     Proposal to increase the number of authorized Class A Common Shares     [ ]  FOR      [ ]  AGAINST     [ ] ABSTAIN
III.    Proposal to adopt the Stock Option Plan -- 1995                         [ ]  FOR      [ ]  AGAINST     [ ] ABSTAIN
IV.     Proposal to appoint Deloitte & Touche LLP as independent auditors       [ ]  FOR      [ ]  AGAINST     [ ] ABSTAIN

If any other business is brought before the Meeting or any adjournment(s) thereof, this Proxy will be voted in the discretion of the Appointed Proxies.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTING EACH OF THE DIRECTORS AND FOR PROPOSALS II, III AND IV



THIS PROXY, SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, WILL BE VOTED AS DIRECTED.  IF NO DIRECTION TO THE CONTRARY IS INDICATED,
IT WILL BE VOTED FOR THE ELECTION OF THE NAMED NOMINEES AS DIRECTORS, FOR THE INCREASE IN THE NUMBER OF AUTHORIZED CLASS A COMMON
SHARES, FOR THE STOCK OPTION PLAN -- 1995 AND FOR DELOITTE & TOUCHE.  IF CUMULATIVE VOTING IS ELECTED AND NO FURTHER INSTRUCTIONS
ARE GIVEN, VOTES CAST PURSUANT TO THIS PROXY WILL BE DISTRIBUTED AMONG THE ABOVE NOMINEES AT THE DISCRETION OF THE APPOINTED
PROXIES.

        The undersigned ratifies all that the Appointed Proxies, or their substitutes, may lawfully do by virtue hereof, and revokes any proxies previously given to vote at the Meeting or adjournment(s).

                                                                        Dated: ______________________________________________

                                                                        _____________________________________________________
                                                                                            (Signature)

                                                                        _____________________________________________________
                                                                                            (Signature)

                                                                        Please sign exactly as name(s) appear to the left.
                                                                        When signing in fiduciary or representative capacity,
                                                                        please add your full title.  If shares are registered
                                                                        in more than one name, all holders must sign.  If
                                                                        signature is for a corporation, the handwritten signature
                                                                        and title of an authorized officer are required, together
                                                                        with the full corporate name.

                       PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE
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